As filed with the Securities and Exchange Commission on ______, 2008.

                                                Commission File No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                                 AMENDMENT NO. 2

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                          LIQUOR GROUP WHOLESALE, INC.
               (Exact name of registrant as specified in charter)

        Colorado                          3699                     84-1039267
(State or other jurisdiction   (Primary Standard Classi-         (IRS Employer
     of incorporation)            fication Code Number)           I.D. Number)

                               4600 Touchton Road
                             Building 100, Suite 150
                             Jacksonville, FL 32246
                                 (904) 285-5885
                    ---------------------------------------
         (Address and telephone number of principal executive offices)

                               4600 Touchton Road
                             Building 100, Suite 150
                             Jacksonville, FL 32246
                                 (904) 285-5885
                    ---------------------------------------
(Address of principal place of business or intended principal place of business)

                                   C.J. Eiras
                               4600 Touchton Road
                             Building 100, Suite 150
                             Jacksonville, FL 32246
                                 (904) 285-5885
                       ---------------------------------
           (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering      Aggregate       Amount of
   to be                  to be      Price Per      Offering      Registration
Registered            Registered      Share (1)        Price           Fee
----------            ----------     -----------   -------------  ------------

Common stock          1,962,035         $2.00       $3,924,070          $155

------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------

(1)   Offering price computed in accordance with Rule 457 (a).


      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                          LIQUOR GROUP WHOLESALE, INC.

                                  Common Stock

     By means of this prospectus a number of our shareholders are offering to sell up to 1,962,035 shares of our common stock. The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in privately negotiated transactions. The selling shareholders may be considered underwriters as that term is defined in the Securities Act of 1933.

      We will not receive any proceeds from the sale of the common stock by the selling stockholders.

      Our common stock is not publicly traded. Although we plan to have our shares listed on the OTC Bulletin Board, we may not be successful in establishing any public market for our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.


























               The date of this prospectus is __________, 2008.

                               PROSPECTUS SUMMARY

      THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

     We were incorporated in Colorado in 1988. In 1998 and 1999 we did business under the name USA Service Systems, Inc. and we provided retail stores and manufacturers with product assembly, product demonstrations, and inventory counts and audits. In July 1999 we discontinued this business since it was not profitable.

      In August 1999 we acquired East Coast Beverage Corp., changed our name to East Coast Beverage Corp. and manufactured and sold bottled coffee drinks to supermarkets, mass-marketers, convenience stores, drug store chains and oil company convenience stores. However, we were never able to generate a profit, suffered substantial losses and discontinued our bottled coffee operations in October 2001.

      On April 11, 2002 we filed a petition for reorganization under Chapter 11 of the Federal Bankruptcy Code. Our Plan of Reorganization was approved by a majority of our creditors and confirmed by the Federal Bankruptcy Court in July 2003.

      The success of our bankruptcy plan depended on commissions we would receive from the sale of olive oil products. When it became apparent that commissions from the sale of olive oil would generate little, if any, revenues, we began to look for a privately held corporation which would be interested in a merger to take advantage of our shareholder base and net operating losses.

      In August 2007 we acquired Liquor Group Wholesale, Incorporated, a Florida corporation. Since that time we have managed all wholesale operations and received all net profits generated from the wholesale distribution of liquor and wine to the customers of Liquor Group Holdings. Liquor Group Holdings was organized in Florida in 2002 and distributes over 1,500 alcohol products on behalf of manufacturers to customers in 31 U.S. states.


      Unless otherwise indicated, any reference to us includes the wholesale operations of Liquor Group Holdings.


      Our offices are located at 4600 Touchton Road, Building 100, Suite 150, Jacksonville, FL 32246. Our telephone number is (904) 285-5885.


     As of May 31, 2008 we had 9,512,851 outstanding shares of common stock.


      Our website is www.liquorgroup.com.

The Offering

      By means of this prospectus a number of our shareholders are offering to sell up to 1,962,035 shares of our common stock. The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of any relevant operating history and our possible need to sell shares of our common stock to raise additional capital. See "Risk Factors" beginning on page 3 of this prospectus for additional Risk Factors.


Financial Information

      For financial statement purposes, our acquisition of the wholesale operations of Liquor Group Holdings was treated as a reverse acquisition and as though Liquor Group Holdings had acquired us. Accordingly, as of August 31, 2007, and for all prior periods, the historical financial statements of Liquor Group Holdings (wholesale operations only) are considered our historical financial statements.

Summary Balance Sheet Data
                                   February 29,           August 31,
                                       2008            2007        2006
                                -----------------     ----         ----

    Current assets                 $1,437,287     $1,458,774     $593,539
    Total assets                    1,437,287      1,458,774      593,539
    Current liabilities             1,353,237      1,368,866      459,982
    Total liabilities               1,353,237      1,368,866      459,982
    Working capital                    84,050         89,908      133,557
    Stockholders' equity               84,050         89,908      133,557

Summary Statement of Operations Data
                                    Six Months Ended            Year Ended
                              February 29,   February 28,       August 31,
                              ---------------------------       ----------
                                2008            2007         2007        2006
                                ----            ----         ----        ----

       Sales                 $  332,525     $  395,239   $1,128,625 $  820,446
       Cost of sales           (262,041)      (351,394)    (961,489)  (710,187)
                               ---------      ---------    --------  ----------
       Gross Profit              70,484         43,845      167,136    110,259
       Operating expenses       (54,522)       (28,647)     (49,184)   (29,831)
       Income taxes                  --             --      (44,385)   (30,265)
                            ------------   ------------ ------------ ----------
       Net income           $    15,962    $    15,198  $    73,567  $  50,163
                            ============   ============ ============ ==========


Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. These statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      Investors should be aware that this offering involves certain risks, including those described below, which could adversely affect the value of our common stock. We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in our common stock.

Future operating results are uncertain and we may not be profitable in the future.

      Price increases or lack of product availability may affect our operating results. We will be subject to brand suppliers' price determinations and may not be able to pass on any price increases to customers. From time to time, we will also be impacted by certain products not being available or having product availability restricted under allocation arrangements. A substantial portion of our business is concentrated in Florida and Michigan and is therefore impacted by the general economic conditions in those States.

      Our operating results will also be dependent on our ability to properly manage operating and administrative costs. Our ability to control these costs in the future will be impacted by a number of factors, including fuel costs and employee benefits.

Our failure to obtain capital may restrict our proposed operations.

      We may need additional capital. However, we do not have any commitments from any person to provide us with any additional capital. We do not know what the terms of any future capital raising may be but any future sale of our equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. Our failure to obtain the capital which we require may result in our inability to expand our market and increase sales. There can be no assurance that we will be able to obtain any capital which we will need.

If we lose some of distribution rights our revenues will decline.

      The wine and spirits wholesale distribution industry has undergone significant changes in recent years. Rapid consolidation has occurred in the supplier sector and consolidation has led to extensive realignment of distributor relationships. This realignment could result in the loss of distribution rights and other adverse changes.

      We are dependent upon our suppliers of key brands. Written distribution agreements with several brand suppliers are typically extended on an annual basis but are terminable upon 30 to 90 days written notice due to failure to meet sales quotas or breaches of the agreements. Several agreements have longer terms but may also be terminated under certain circumstances. The loss of key brand suppliers would have a material adverse impact on our operations.

      From time to time, distributors pay brand suppliers for the rights to add key brands or enter new markets. As previously noted, a number of our competitors have greater financial resources and as a policy we do not participate in this practice, albeit legal. Additionally, in recent years several major brand suppliers have undertaken programs designed to consolidate and realign their distributor relationships.


If we are not able to pay our suppliers on a timely basis we may lose important distribution rights.

      As of February 29, 2008 our accounts payable, which primarily represent amounts due our suppliers, were $1,124,716 or almost 13.5 times more than our shareholders' equity. If for any reason we are unable to pay a supplier on a timely basis (generally within 90 days of a sale) the supplier may stop shipping product, which would result in a decrease in our sales.


Our participation in promotional activities for brand suppliers and customers increases our cost of doing business.

      Suppliers of alcohol-based beverages are increasingly requesting that their distributors, such as us, be responsible for activities and related costs formerly undertaken by the suppliers as they attempt to reduce their operating costs. The payment of these promotional costs will reduce our net income and may result in operating losses.

We may be required to pay note holders more than what we have accrued on our balance sheet.


     As of February 29, 2008 we had accrued $78,900 as the amount we believe is owed to note holders for amounts borrowed prior to 2007. However the note holders have filed a lawsuit contending that we owe them approximately $128,900. If the note holders are correct, we will be forced to pay them an additional $50,000, plus accrued interest, which could strain our ability to pay our vendors on time.



The enforcement of a federal tax lien would hamper our ability to pay our other creditors.

      Prior to July 2003, we failed to pay the Internal Revenue Service income and employment taxes which we withheld from our employees. In June 2006, the IRS filed a Notice of Federal Tax Lien against us in the amount of $128,762. If we are unable to negotiate a payment plan or a reduction in the amount of the lien the IRS may enforce the lien by levying our bank accounts, accounts receivable and other assets.

Compliance with government regulations pertaining to the liquor industry may result in increased costs.

      The distribution of alcohol-based beverages is subject to extensive regulation, which requires us to obtain and renew various permits and licenses to import, warehouse, transport, distribute and sell wine and spirits. As a condition to holding these permits and licenses, compliance with applicable Federal and State regulations is necessary. Various government regulations applicable to the alcohol-based beverage industry may be changed so as to impose more stringent requirements on our operations.

We depend upon our executive officers, particularly C. J. Eiras, our President and Chief Executive Officer, and the loss of the services of any of our officers could adversely affect our business.

If our officers lose their licenses from federal or state regulatory agencies, we would be unable to conduct business until their licenses are reinstated.

      Our officers, directors and principal shareholders must be qualified by the Alcohol and Tobacco Tax and Trade Bureau and state regulatory agencies to hold licenses/permits as a wholesaler/importer. The loss of these licenses would prevent us from importing and distributing alcohol-based beverages.

Our officers and directors own a majority of our common stock and will continue to control us after this offering.

      Our current officers and directors are able to control the election of directors, the appointment of officers, and the outcome of other corporate actions requiring shareholder approval. As a result of this concentration of ownership, our shareholders do no have the voting power to change management, even if a change in management would be perceived by the investment community as being beneficial.

Our officers do not plan to devote their full time to our business.

      Our officers and directors are not required to, and may not commit their full time to our business. Our officers and directors are engaged in other business endeavors and are not obligated to contribute any specific amount of time to our business. Since our officers plan to devote only a portion of their time to our business, our revenues may be less than if we had full time management.

Future transactions with officers and directors may not be on terms as favorable as we could obtain in similar transactions with persons who do not have a relationship with us.

      As explained in the section of this prospectus entitled "Management", we have agreements with companies which are controlled by some of our officers and directors. The terms of these agreements were determined by our officers and directors who may benefit if the terms of these agreements are not as favorable as those which we could have obtained from unrelated third parties. To the extent we have future transactions with our officers or directors, or with companies controlled by our officers and directors, it is possible that the terms of these transactions may be more favorable to our officers, directors and their affiliated companies than to us.

As of the date of this prospectus, there was no public market for our common stock and if no public market develops, purchasers of the shares offered by this prospectus may be unable to sell their shares.


      If purchasers are unable to sell their shares, purchasers may never be able to recover any amounts which they paid for our shares.

The issuance of preferred stock may be detrimental to the interests of shareholders owning our common stock.

      As of the date of this prospectus we had 953,460 outstanding shares of Series A Preferred stock. Each Series A Preferred share is entitled to 45 votes on any matter submitted to our shareholders for approval. The Series A Preferred shares also have a preference over any dividends which we may pay to the holders of our common stock.

      The provisions in our Articles of Incorporation relating to preferred stock allows our directors to issued preferred stock with rights to multiple votes per share and divided rights which would have priority over any dividends paid with respect to our common stock. The issuance of preferred stock with these rights may prevent the removal of management even if any removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by incumbent management.


Shares issuable upon the conversion of our Series A Preferred stock may substantially increase the number of shares available for sale in the public market, should a public market for our stock ever develop, and may depress the price of our common stock.

   As of the date of this prospectus we had outstanding Series A Preferred shares which allow the holders to acquire 42,905,700 additional shares of our common stock. Until converted, the holders of the preferred shares will have the opportunity to profit from any increase in the market price of our common stock, should a market for our common stock ever develop, without assuming the risks of ownership. Although the Series A Preferred shares may not be converted until September 1, 2008, the conversion of these shares will dilute the voting interest of the owners of our presently outstanding shares by substantially increasing the number of our outstanding shares.

Should a market for our common stock ever develop, disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares.

      If a market ever develops for our common stock, trades of our common stock will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

                             MARKET FOR COMMON STOCK

      Prior to June 2001 our common stock traded on the OTC Bulletin Board. In June 2001 our common stock was delisted from the OTC Bulletin Board. After that time our common stock traded on a sporadic basis in the unorganized inter-dealer over-the-counter market through the "Pink Sheets" and under the symbol "ECBV". Our common stock essentially stopped trading in November 2006 and, as of the date of this prospectus, there was no market for our common stock.

      Prior to January 31, 2007 we were required to file reports on Form 10-KSB and Form 10-QSB, as well as other reports, with the Securities and Exchange Commission. Between September 2000 and January 2007 we did not file any reports with the SEC and on January 31, 2007 we consented to an order revoking our registration pursuant to Section 12(g) of the Securities Exchange Act of 1934.

      As of the date of this prospectus we had 9,512,851 outstanding shares of common stock, of which 8,425,886 shares were "restricted securities" as that term is defined in Rule 144 of the SEC. Of these restricted shares, 5,578,076 shares may be sold at any time in accordance with Rule 144 and the remaining restricted shares may be sold pursuant to Rule 144 ninety days after the date of this prospectus. By means of this prospectus we are registering for public sale 1,962,035 restricted shares which are not presently available for sale under Rule 144.

      As of the date of this prospectus we had 953,460 outstanding shares of Series A Preferred stock. Beginning September 1, 2008 the Series A Preferred shares may be converted into 42,905,700 shares of our common stock. See "Business - Acquisition of Liquor Group Wholesale" for information concerning restrictions on the conversion of the Series A Preferred shares.

      As of the date of this prospectus we had approximately 378 shareholders of record for our common stock and eight shareholders of record for our preferred stock.

      Holders of common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a common stock dividend.

      The holders of our Series A preferred shares have a preference over any dividends which we may pay to the holders of our common stock. However, we have not paid any dividends and we do not have any current plans to pay any dividends to the holders of either our common or Series A preferred stock.

      The provisions in our Articles of Incorporation relating to our preferred stock would allow our directors to issue preferred stock with rights to multiple votes per share and dividends rights which would have priority over any dividends paid with respect to our common stock. The issuance of preferred stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

      Between October 2001 and August 31, 2007 we were inactive. On August 31, 2007 we acquired a Florida corporation named Liquor Group Wholesale, Incorporated.


      Liquor Group Wholesale was recently formed to take over the wholesale alcohol distribution operations of Liquor Group Holdings, LLC, effective as of September 1, 2007. Pursuant to an agreement between Liquor Group Wholesale and Liquor Group Holdings, Liquor Group Wholesale manages all wholesale operations and receives all net profits generated from the wholesale distribution of liquor to the customers of Liquor Group Holdings. Liquor Group Holdings was organized in Florida in 2002 and distributes alcohol products on behalf of manufacturers in 31 U.S. states.

Financial Information

   For financial statement purposes, our acquisition of the wholesale operations of Liquor Group Holdings was treated as a reverse acquisition and as though Liquor Group Holdings had acquired us. Accordingly, as of August 31, 2007, and for all prior periods, the historical financial statements of Liquor Group Holdings (wholesale operations only) are considered our historical financial statements.

Results of Operations

      Material changes in items in our Statement of Operations for the year ended August 31, 2007, as compared to the same period in the prior year, are discussed below:

                       Increase (I) or
   Item                  Decrease (D)  Reason
   ----                --------------- ------

   Sales                      I        Increase in number of products offered.

   Gross profit, as a         I        A number of the new products we began to
     percent of sales                  sell during the year had higher  margins
                                       than the products we sold in the  prior
                                       year, resulting in a higher gross profit for the year.

   Operating Expenses         I        Operating expenses increased in line with
                                       sales growth.  We also spent more on
                                       business development. (i.e. marketing).

      Material changes in items in our Statement of Operations for the six months ended February 29, 2008, as compared to the same period in the prior year, are discussed below:

                       Increase (I) or
   Item                  Decrease (D)  Reason
   ----                --------------- ------

   Sales                      D        During the period Happy Vodka, one of our
                                       largest vendors, relocated its U.S.
                                       customs facility.  During the period of
                                       the relocation shipments were delayed,
                                       resulting in delayed sales to our
                                       customers.

   Gross profit, as a         I        Reduced prices from Happy Vodka
     percent of sales

   Operating Expenses          I       Premiums for officer and director
                                       liability insurance, costs to license our company with state government agencies and increased professional fees associated with the issuance of stock certificates and other post-acquisition matters.

Liquidity and Capital Resources

      Our sources and (uses) of cash, combined with the wholesale operations of Liquor Group Holdings, during the years ended August 31, 2007 and 2006 were:

                                                2007             2006
                                                ----             ----

   Cash provided (used) by operations            $25         $(32,828)
   Proceeds from sale of stock              $130,000               --

      Our sources and (uses) of cash during the six months ended February 29, 2008 and February 28, 2007 were:

                                                2008             2007
                                                ----             ----

   Cash used by operations                 $(106,546)        $    (21)
   Sale of common stock                       14,515               --
   Registration statement costs             (36,335)               --
   Use of cash on hand at beginning
        of period                           128,366                21


      We believe that cash generated from our operations will enable us to slowly expand our markets and increase sales. However, with additional capital, we believe that our expansion could occur much faster. However, as of the date of this prospectus we had not made any decision as to whether we will attempt to raise additional capital.

      We believe that our cash on hand and collections from accounts receivable will satisfy our working capital requirements if we decide to expand without raising additional capital.

      We do not have any commitments or arrangements from any persons to provide us with any additional capital we may need.


      Although the occurrence of events described in the "Risk Factors" section of this prospectus may have an adverse impact on us, we do not know of any challenges, risks, demands, commitments, events, trends or uncertainties which would materially affect our future operating results or liquidity and capital resources.


      We do not have any off balance sheet arrangements.

                                    BUSINESS
BACKGROUND
----------

      We are a Colorado corporation formed in 1986. In 1998 and 1999 we did business under the name USA Service Systems, Inc. Between November 1998 and July 1999 we provided retail stores and manufacturers with product assembly, product demonstrations, and inventory counts and audits. In July 1999 we discontinued this business since it was not profitable.

      In August 1999 we acquired all of the issued and outstanding shares of East Coast Beverage Corp. in exchange for 5,040,000 shares of our common stock. After August 31, 1999 we changed our name to East Coast Beverage Corp. and our business involved the development, production and distribution of bottled coffee drinks.

      We sold our products through distributors and wholesalers to supermarkets, mass-marketers, convenience stores, drug store chains and oil company convenience stores. However, we were never able to generate a profit, suffered substantial losses and discontinued our bottled coffee operations in October 2001.

      On April 11, 2002 we filed a petition for reorganization under Chapter 11 of the Federal Bankruptcy Code.

      Our Plan of Reorganization was approved by a majority of our creditors and confirmed by the Federal Bankruptcy Court in July 2003.

      Among other things, the Plan of Reorganization provided for the following:

      1. The reverse split of our common stock so that each outstanding share was converted into 1/15th of one share. Since there were 15,704,469 outstanding shares prior to the bankruptcy, 1,046,965 shares were retained by our shareholders after the reverse split. In addition, each common shareholder received one warrant for each share held after the reverse split. Each warrant entitles the holder to purchase one share of our common stock at a price of $1.75 per share at any time prior to January 1, 2008.

      2. The issuance of 2,000,000 shares of our common stock to Royal Brokerage Group in exchange for 10% of the gross revenues which may be received by Royal from the sale of olive oil products. At the time our bankruptcy plan was confirmed Royal Brokerage Group had the right to distribute in the Eastern United States, olive oil, olives, wine vinegar, and related products which were manufactured by Carbonell de Cordoba, S.A. of Spain. In consideration for 2,000,000 shares of our common stock, Royal agreed to pay us 10% of the gross amount received by Royal from the sale of Carbonell products.

      3. Unsecured creditors (Class 4 creditors) could either obtain payment of their claims, up to a maximum of $3,500,000 from a percentage of our profits over time or convert their debt into shares of our common stock at a conversion rate of $1.75 per share.

       4. The change of our name to North American Food and Beverage Corp.

      When it became apparent that commissions from the sale of olive oil would generate little, if any, revenues which could be used to pay our creditors, we began to look for a privately held corporation which would be interested in a merger to take advantage of our shareholder base and, for income tax purposes, make use of our net operating losses, which amounted to approximately $25,600,000 as of September 30, 2007.

ACQUISITION OF LIQUOR GROUP WHOLESALE
-------------------------------------

      In 2006 we began discussions with Liquor Group Holdings LLC, a Florida limited liability company, which, since 2002, has been engaged in the wholesale and state level distribution of liquor and wine.

      The discussions began with the introduction in May 2006 of C.J. Eiras, the President of Liquor Group Holdings to Arnold Rosen, one of our directors.

      Prior to the signing of this Agreement no other agreements existed between us, or any person controlling us, and Liquor Group Holdings, or any person controlling Liquor Group Holdings. The terms of January 2007 Agreement were negotiated directly between William R. Smith, our former President and a director, Mr. Rosen and Mr. Eiras. No other parties, with the exception of our attorneys and the attorneys for Liquor Group Wholesale, were involved in the negotiations.

      In January 2007 we signed an agreement to acquire Liquor Group Wholesale, Incorporated in return for shares of our common and Series A preferred stock.

      The consideration to be given to the shareholders of Liquor Group Wholesale was determined by multiplying the number of our outstanding shares by 44% and allocating that number between shares of common stock and shares of Series A Preferred stock. The Series A Preferred stock was used to prevent a large number of common shares from being available for public sale at any one time. See "Description of Securities" for information concerning the terms of the Series A preferred stock.

      Liquor Group Wholesale is a Florida corporation which was recently formed to take over the wholesale alcohol distribution operations of Liquor Group Holdings. Pursuant to an agreement between Liquor Group Wholesale and Liquor Group Holdings, Liquor Group Wholesale, as of September 1, 2007, manages all wholesale operations and receives all net profits generated from the wholesale distribution of liquor to the customers of Liquor Group Holdings. Liquor Group Holdings was organized in Florida in 2002 and distributes alcohol products on behalf of manufacturers in 31 US States.

The acquisition of Liquor Group Wholesale was contingent upon the following:

     1. The return and cancellation of up to 2,000,000 shares of our common stock so that the number of our outstanding shares following the acquisition would be less than 10,000,000.

     2. Persons holding Class 4 creditor claims of not less than $3,250,000 agreeing to waive any right they may have to any distributions contemplated by the Plan of Reorganization and accepting one share of our common stock in full settlement of each $24.50 which we owed to them.

      On August 31, 2007 we met these contingencies and acquired all of the outstanding shares of Liquor Group Wholesale in consideration for the issuance of the shares of our common and Series A Preferred stock to the following persons:
                                                                 Shares
      Name                                Common            Series A Preferred
      ----                                ------            ------------------

      VIGOR Holding Company               500,000                753,460 (1)
      C. J. Eiras                         500,000                170,000
      Gray C. Solomon                     350,000                 10,000
      Lowell Newman                        50,000                  5,000
      Steven Dodge                         50,000                  5,000
      Jan Philippe Eiras                  350,000                 10,000
      Third parties                       200,000                      -
                                       ----------          -------------
            Total:                      2,000,000                953,460
                                       ==========          =============

(1) Vigor Holding Company is controlled by C.J. Eiras. Vigor Holdings subsequently assigned 7,777 shares of the Series A preferred stock to Arnold Rosen and 5,000 Series A preferred shares to an unrelated third party.

      Each Series A preferred share may, at the option of the Holder, be converted into 45 shares of our common stock. Each Series A preferred share is entitled to 45 votes on any matter submitted to our shareholders. Each Series A preferred share is entitled to an annual dividend of $1.00 per share, if such a dividend is authorized by our directors. Our directors are not required to declare any dividends and dividends not declared will not accumulate.

      The Series A preferred shares may not be converted until September 1, 2008. Vigor Holding Company and C.J. Eiras, the largest holders of our Series A preferred shares, have agreed that, unless we are sold or merged into an unaffiliated corporation, between September 1, 2008 and August 31, 2012 they will convert not more than 10,000 preferred shares (or 20,000 shares in total) each year. We will not register any shares of common stock issuable upon the exercise of the Series A preferred shares and it is not expected that a public market will ever develop for the Series A preferred shares.

      Any shares of common stock issuable upon the conversion of the Series A preferred shares will be restricted securities and may, after August 31, 2008, be sold to a market-maker or in brokerage transactions, provided that the amount sold does not, during any three-month period, exceed l% of our outstanding common stock.

      We did not use any third party consultants in determining the terms of the acquisition.

      Following the acquisition of Liquor Group Wholesale, William Smith resigned as our President and as a director, and C.J. Eiras, Lowell Newman, Steven Dodge, Jason Bandy and Jan Philippe Eiras were appointed as our officers and directors. Arnold Rosen remained as one of our directors.

      None of our officers, directors or control persons received any cash consideration in connection with the acquisition of Liquor Group Wholesale, and we did not pay, or enter into any agreements relating to the payment of, any finders or consulting fees in connection with the acquisition.

      The shares of common stock outstanding after the acquisition of Liquor Group Wholesale, and as of the date of this prospectus, as well as the shares which may be issued upon the conversion of the Series A Preferred stock are shown below:

    Shares outstanding prior to acquisition of Liquor Group
     Wholesale                                                     8,717,562
    Shares of common stock issued to the shareholders of
     Liquor Group Wholesale                                        2,000,000
    Shares issued to Class 4 creditors in settlement of their
     claims                                                          124,985
    Shares returned to treasury and cancelled                     (2,000,000)
    Shares issued to Arnold Rosen for his services in
     structuring the acquisition of Liquor Group Holdings            500,000
    Shares issued to Arnold Rosen in payment of amounts
     advanced to or on behalf of us                                   33,972
    Shares issued to unrelated third parties in payment of
     amounts owed by us prior to the acquisition of Liquor
     Group Holdings                                                   63,038
    Shares sold to private investors at a price of $2.00 per share    65,000
    Shares issued upon exercise of warrants                            8,294
                                                                   ---------
    Shares outstanding as of the date of this prospectus           9,512,851
                                                                   =========

    Potential number of shares issuable upon conversion
       of Series A preferred shares                               42,905,700 (1)

 (1) The number of Series A preferred shares which can be converted during any single year is limited. See "Description of Securities - Preferred Stock" for information concerning the conversion restrictions.

BUSINESS OF LGW
---------------


      Unless otherwise indicated, all references to our company include the wholesale liquor distribution business of Liquor Group Holdings. General information that follows pertaining to the liquor industry was obtained from www.discus.org.


      On December 20, 2007 we changed our name to Liquor Group Wholesale, Inc.

      Our major markets are Florida and Michigan, which are the second and sixth largest markets for spirits in the United States, respectively. Other states in which we have active sales efforts and or licensed operations include: Alabama, Arkansas, California, Georgia, North Carolina, South Carolina, Virginia, West Virginia, Oklahoma, Texas, Oregon, Washington, Wisconsin and Indiana. We have sales contracts for several products in distribution in other states making up the balance of the 31 markets. One of our state level distribution clients, Liquor Group Florida, LLC is a fully licensed beer, wine and spirits distributor holding the fourth largest spirits portfolio in Florida. Another of our state level distribution clients, Liquor Group Michigan, LLC is a fully licensed control state broker which currently has the fourth largest spirits portfolio in Michigan.

Industry Overview
-----------------

      The wine and spirits wholesale industry has undergone significant changes in recent years. Rapid consolidation has occurred in the supplier sector, and distributors have expanded their operations to cover a larger number of states, resulting in consolidation among distributors. Although the market is still quite fragmented in several states, only two major distributors are operating, and the trend toward consolidation in the industry is continuing.

      Since the repeal of Prohibition in 1933, Federal and State governments have regulated the sale of spirits, wine, and beer. State regulatory frameworks fall into two types: control and open (commonly referred to as licensed). In the 18 control States*, the State controls the distribution and/or the retail sale of alcohol beverages. In open States the distributors and retailers are privately owned businesses. In the open "franchise" States, there are laws and regulations that restrict the brand suppliers' ability to change distributors affording distributors additional protection for their efforts.

* Control States include: Alabama, Idaho, Iowa, Maine, Maryland - (Montgomery County), Michigan, Mississippi, Montana, New Hampshire, North Carolina, Ohio, Oregon, Pennsylvania, Utah, Vermont, Virginia, Washington, West Virginia, Wyoming.

      Under the three-tier regulatory framework established by Federal and State law, brand suppliers of alcohol-based beverages are generally prohibited from selling their products directly to retail outlets or consumers, effectively requiring brand suppliers to utilize distributors such as us. This regulatory framework effectively insulates distributors from vertical competition from brand suppliers or retail customers. Certain large chain retailers have challenged the three tier structure in particular States in an attempt to gain favorable pricing directly from wineries and breweries. A successful challenge to the three-tier system has not occurred, but is a potential long term threat to the current framework.

      In "Control States" the State law has historically mandated the state to act as the exclusive wholesale distributor and/or retailer of alcohol-based beverages. Brand suppliers must utilize state licensed "Brokers" to properly represent their products in the control state marketplace. In 1996, Michigan became the first control state to privatize aspects of the wholesale distribution of spirits, and Liquor Group Michigan, LLC, an affiliated company, is one of the larger brokerages of spirits in Michigan.

      Given the three tier regulatory structure, the wine and spirits distribution industry varies greatly from other industries such as food, drugs, non-alcohol-based beverages or similar products. As brand suppliers can compete directly with the distributors in these other industries by shipping directly to retailers, distributor margins tend to be much lower than those in the wine and spirits industry.

Brand Suppliers and Products
----------------------------

      We sell more than 1,500 individual products to our customers. In each of the last three fiscal years, sales of wine and spirits to wholesale customers accounted for more than 95% of the consolidated revenue of Liquor Group Holdings.

      In most states liquor distributors are required by law to have exclusive relationships with brand suppliers.

      We have agreements with the majority of our brand suppliers that generally may be extended on a bi-annual basis but are only terminable upon 30 to 90 days written notice upon our failure to perform our duties, including any agreed upon sales quotas. We have entered into these various long-term agreements with certain brand suppliers in an effort towards "Brand Alignment", a key component in its business model. In addition, we have informal arrangements with a very small percentage of our brand suppliers whereby we distribute the brand suppliers' products pursuant to bailment orders without written distribution agreements. Although the terminable written agreements provide us with the exclusive right to distribute the brand suppliers' products in a particular State, in practice the brand suppliers have generally selected a distributor to be the exclusive distributor of specified products in each state. We presently act as the exclusive distributor with respect to virtually all of the products we distribute.

       Liquor Group Holding's import division holds exclusive import rights with several brands that we represent. Liquor Group Holdings also holds agreements for overriding distribution rights to expand our operations with several brand suppliers in markets where the brand supplier currently uses other distribution methods.


      During the periods presented, the percent of our total product purchased from our largest vendors were:


                                    Six Months Ended      Year Ended
      Name                          February 29, 2008  August 31, 2007
      ----                          -----------------  ---------------

      Happy Vodka Corporation/
        Urban Brands & Spirits               13%              10%
      Spirits of Valley Forge                 9%               --
      Three-D Spirits, Inc.                  15%               8%
      Classic Wine Imports                    --              21%
      VMI, Ltd.                              23%               3%
      Merco Inc.                              8%               --
      Hood River Distillers, Inc.             7%               7%
      Old St. Andrews, Ltd.                   --               9%


Customers
---------


      Our only customers are State Level Clients (SLC), which consist of licensed liquor distributors, and the 18 Control States. Most states require wine and spirits retailers to purchase alcohol-based beverages from licensed distributors. Brand suppliers in these states may not legally sell directly to retail customers. In "license states" customers fall into two broad categories, depending on where the alcohol-based beverage ultimately will be consumed: on-premise and off-premise. Off-premise customers include package liquor stores, grocery stores, alcohol licensed drug stores and mass merchandisers. On-premise customers include hotels, restaurants, bars, nightclubs, golf clubhouses and similar establishments. During the year ended August 31, 2007, and the six months ended February 29, 2008, sales to Liquor Group Florida, LLC (which is controlled by our President) represented 54% and 48% respectively of our total revenues. in licensed states alcohol beverage licensees are abundant; in fact no single state level licensee customer represented more than 5.0% of our revenues during the year ended August 31, 2007 or the six months ended February 29, 2008. Our products are generally placed in bailment with these SLC to be sold to their customers under standard purchase orders or individual representative orders.

      We believe that the regulatory nature of the alcohol distribution industry strengthens our business liquidity and operational freedom with its SLC. One example of such advantageous regulation is in Florida, which has a 15-day credit law beyond which retail customers are restricted from buying alcohol-based beverages from any distributor in the market; many other states have similar strict credit laws siding with the distributor (cash on delivery, or "COD" terms in some cases), providing us with a relatively safe credit risk with our SLC. On the other end of the client spectrum are the Control States which pay us for 100% of the product distributed within their borders backed by the full credit and sovereignty of the individual state. The average bad debt expense for our state level clientele in the past five fiscal years has been approximately 0.001% of total revenue.




Marketing and Sales
-------------------

      We recognize the benefits of a dedicated approach to brand management, and separating it from sales execution is important. Brand suppliers appreciate and depend upon the local expertise and understanding of the intricacies of the market that a distributor can provide. We analyze the competitive landscape, and through interaction with our sales teams adjust brand suppliers' marketing strategies to work better.

      We use sales divisions to adapt to industry changes and product portfolio growth. Under this structure products are positioned in the market to gain focus. Although we have used this structure for more than three years in Florida, recent supplier consolidation has led to the creation of separate sales divisions in Michigan, as well as an expanded organization in Virginia and other markets.

      Our organizational design is predicated upon category knowledge and expertise, trade channel knowledge, and geographic coverage. Through our marketing and sales force, we act as the top level marketing arm of our brand suppliers by maintaining regular contact with our customers. Our sales strategy focuses on the purchasing departments of independents, national chains, membership clubs, and grocery chains to pave the way for more sales within the geographic territory. Additionally, we provide our customers with a wide variety of services, including item selection, SKU optimization and fact-based business presentations.

Warehousing and Distribution
----------------------------

      We never take possession of any products as they are transferred from manufacturers to the SLC directly. Our SLC operations utilize a series master warehouses strategically located throughout the U.S. and Control State warehouses to store and ship products pending sale to customers. Our SLC customers ordinarily receive either next day or second-day delivery in most markets. In general, an SLC's orders are collected and immediately processed during the day for batch routing and order "picking". The master warehouses each use an automated material handling system, including scanners, dispensers and sorters. Products from the master warehouses are then often shuttled nightly to a cross-docking facility where the orders are consolidated and loaded onto delivery trucks. Cross-docking facilities further extend the service areas of the master warehouses. Orders for delivery are picked in the master warehouses, shipped in during the night, and then transferred onto local delivery trucks for final delivery. As a result of a number of factors, including state laws and regulations, our SLCs maintain independent distribution networks in each of their territories.





Competition
-----------

      There are significant barriers to entry into the wholesale wine and spirits distribution business. These barriers include established supplier-distributor relationships, specialized distribution equipment such as material handling systems and delivery vehicles, important industry knowledge regarding pricing, inventory management, and distribution logistics, not to mention the cost of licenses, inventory, equipment, delivery vehicles and cash or surety bond requirements. Historically, it is extremely rare for organizations not already engaged as wine and spirits distributors to enter the business. New distributors typically enter existing markets through acquisition.

      Our operations are less cumbersome than the typical wholesale operator since we merely facilitate the transaction between the manufacturer and the SLC's.

      The wine and spirits wholesale distribution business is highly competitive. Intuitively one would think that our primary competition includes Southern Wine & Spirits, Charmer Sunbelt, Premier Beverage, Republic/National Distributing Company and Glazier's. This in fact is not the case, as the bulk of the business operations of these organizations is built on "popular priced" commodity products often referred to as "well products". These distribution power houses often vie for the top selling brands which demand exclusive attention and command smaller margins. This leaves the mid to small brands with less attention making them wide open for us to contract. Given the ongoing consolidation among distributors as well as brand suppliers, the competitive landscape is subject to continuing change. Distributors commonly compete for new brand suppliers or brands based on reputation, market share, access to customers and ability to satisfy supplier demands, however a more recent trend is to rely only on the major brand families to provide enough product variety to sustain and grow a distribution operation. This however is not our goal or modus operandi, as we attempt to provide a variety of products that suit the needs of our customers, regardless of the supplier.

Government Regulation
---------------------

      The manufacturing, importation, distribution and sale of alcohol-based beverages are subject to regulation by the Federal government through the Alcohol and Tobacco Tax and Trade Bureau (TTB), as well as by State and local regulatory agencies. Brand suppliers, distributors and retailers must be properly licensed in order to sell alcohol-based beverages.

      In most states, the alcohol-based beverage industry operates within what is commonly referred to as a three-tier system of distribution. The three tiers are identified as follows: (1) (2) (3).

          Tier one (1) is comprised of brand suppliers and manufacturers that produce alcohol-based beverages and/or importers of alcohol-based beverages, bringing products into the United States through US Customs control.

          Tier two (2) is comprised of SLC distributors, other sub-distributors and the Control States which in turn market the products through brokers.

          Tier three (3) is comprised of licensees, both on and off premise customers, commonly referred to as retailers which sell the products to the public consumers.

      Under this system, brand suppliers and manufacturers sell to distributors and or Control States, distributors and or Control States sell to licensees or state stores, and licensees or state stores sell to consumers. For the most part, brand suppliers may not sell to licensees or consumers and distributors may not sell directly to consumers. All States prohibit brand suppliers or distributors from having an interest in retail licensees.

      We are a Tier two (2) distributor. We hold out-of-State shipper permits that allow us to ship products from one State to a licensed distributor in any one of the other States or to any Control State. We also have a unique relationship with many of our brand suppliers in Control States where we act as both the vendor of product to the Control State on behalf of the actual brand supplier while an affiliated company acts as the broker for the brands within the Control State to provide a turn key service and generate additional revenues for us.

      Our officers, directors and principal owners must be qualified by the TTB and state regulatory agencies to hold licenses/permits as a wholesaler/importer.

      The TTB grants authorization to operate alcohol and tobacco-related businesses under the Internal Revenue Code and the Federal Alcohol Administration Act. Any person wanting to operate a business governed by the IRC or the FAA must file an application with the TTB for a permit along with all necessary documents. The basic application for a permit consists of two pages and is filed with the TTB's offices in Cincinnati, Ohio. If the applicant is a corporation, the application must list the names, dates of birth, social security numbers and resident addresses for all of the corporation's officers, directors and 10% or more owners. Once the TTB has received a complete application, together with all supporting documents, a federal basic permit is normally issued within 60 days.

      Our distributors face scrutiny in a number of important areas, including initial licensing or permitting and ongoing sales and marketing activities with or on behalf of retail customers. In many states the SLC distributors may not give or transfer anything of value to their customers in exchange for business or other consideration; however the definition of "value" differs from State to State. We participate in significant promotional activities for brand suppliers and customers, which are increasingly requesting that distributors to be responsible for activities and related costs formerly undertaken by brand suppliers as brand suppliers pursue ways to reduce their operating costs. These increased demands will likely challenge us and other distributors since we attempt to meet the wishes of brand suppliers and customers. As a result, we regularly provide training and education programs for our sales and marketing personnel.

      We believe that we are in compliance with applicable regulations in all material respects. Consistent with industry practice, the sales and marketing activities permitted by distributors for the benefit of tier one brand suppliers are generally regulated by State licensing authorities, which authorize various trade practice activities by statute, regulation or administrative bulletin. We rely on such enforcement guidance, which is subject to change at the discretion of the regulatory authorities, in determining the scope of its permitted sales and marketing activities.

      As part of our regulatory compliance program, we are in frequent contact with regulatory agencies so that we can: (1) be kept current on regulatory developments affecting our business; (2) obtain answers from the agencies to questions from company personnel regarding compliance issues; (3) encourage enforcement of applicable laws and regulations on a consistent basis throughout our markets. We believe that prompt and consistent enforcement by the regulatory agencies is important and benefits us.

      We adhere strictly to the DISCUS Code of Responsible Practices for Beverage Alcohol Advertising and Marketing and will not condone, participate in nor permit any activity not in accordance with the guidelines contained therein. In some instances the guidelines we adhere to exceed the DISCUS guidelines and we reserve the right to decline to participate in, or prohibit any promotional activity within in our territories that we deem in our sole discretion to be outside of our own guidelines. More information on DISCUS guidelines can be found at: www.Discus.org

General


      As of May 31, 2008 our only employees were C.J. Eiras, Lowell Newman, and Steven Dodge, all of whom are officers of our Company.


      Our officers are located at 4600 Touchton Road, Building 100, Suite 150, Jacksonville, FL 32246. We sub-lease this space, consisting of 500 square feet, from Liquor Group Holdings for $1,000 per month. The lease on our space expires in November 2008.

                                   MANAGEMENT

     Name                Age   Position

     C.J. Eiras           35   President, Chief Executive Officer and a Director
     Lowell Newman        53   Vice President - License States Operations and a
                               Director
     Steven Dodge         50   Vice President - Control State Operations and a
                               Director
     Jason Bandy          35   Principal Financial and Accounting Officer and
                               Secretary
     Arnold Rosen         67   Director
     Jan Philippe Eiras   45   Director

      Our directors serve in such capacity until the first annual meeting of our shareholders and until their successors have been duly elected and qualified. Our officers serve at the discretion of our directors.

      The principal occupations of our officers, directors and consultants, during the past several years are as follows:

C. J. (Christopher John) Eiras has been one of our officers and directors since August 2007. Mr. Eiras has been the a managing member of Liquor Group Holdings since its inception in 2002 and has also been President and owner of Happy Vodka Corporation, the controlling company for all the Happy brand beverages worldwide, since it's inception in August of 2001. In May 2006 Mr. Eiras acquired all of the equity interests in Urban Brands & Spirits, LLC and has been its managing member since that time. Urban Brands & Spirits' portfolio includes the Party A-Go-Go alcohol products, and the Cadillac Margarita. Since April 2005 Mr. Eiras has also been the sole owner and President of Wild Orchid Vineyards, which carries the wine brands Orchidia and Wilde Orchid.

Lowell Newman has been one of our officers and directors since September 2007. Mr. Newman has been an officer of Liquor Group Holdings since May of 2005. Between 2002 and 2005 Mr. Newman was general manager of Joseph's Liquor in Orlando, Florida. Between 2000 and 2002 Mr. Newman was a wine consultant for ABC Fine Wine and Spirits. Newman's duties with Liquor Group include sales representative training and the selection of brands for distribution based on taste profiles, overall value and merchantability.

Steven Dodge has been one of our officers and directors since September 2007. Mr. Dodge has been the control state coordinator for Liquor Group Holdings and state manager of Liquor Group Michigan, LLC since March of 2006. Between 1994 and 2006 Mr. Dodge was the General Manager for General Wine and Liquor. Mr. Dodge manages the Control State operations of Liquor Group.

Jason Bandy has been one of our officers since September 2007. Mr. Bandy has managed his own accounting firm since 2002, primarily serving clients in the alcohol beverage industry. Between 1997 and 2002 Mr. Bandy was employed by Price Waterhouse Coopers, an international public accounting firm. Mr. Bandy is a certified public accountant.

Arnold L. Rosen became one of our directors in 2003 following the confirmation of our Chapter 11 bankruptcy plan. Mr. Rosen was past President of the Mortgage Bankers Association of Greater Miami, was the founder and a former Director of the Gold Coast National Bank in Miami, Florida, and has been a licensed mortgage and real estate broker for the last 35 years. Mr. Rosen received a Bachelor of Business Administration from the University of Miami,

Jan Philippe Eiras has been one of our directors since September 2007. Mr. Eiras the Chief Executive Officer of Quadrus, a US Missile Defense Contractor and software development firm since 1995.

      C.J. Eiras and Jan Philippe Eiras are brothers.

      We do not have a compensation committee. Our Board of Directors serves as our Audit committee. Jason Bandy is the director serving as our financial expert. Arnold Rosen is the only director who is independent, as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange.

Executive Compensation
----------------------


      The following table shows the compensation paid or accrued during the year ended August 31, 2007 to our chief executive officer. None of our officers received compensation in excess of $100,000 during the year ended August 31, 2007.

                                                               All
                                                              Other
                                                              Annual
                                             Stock   Option   Compen-
Name and Principal  Fiscal  Salary   Bonus   Awards  Awards   sation
   Position          Year    (1)      (2)     (3)     (4)       (5)       Total
------------------  ------  ------   -----   ------  ------   -------     -----

William R. Smith,    2007  $   --      --        --      --        --    $   --
President


(1)  The dollar value of base salary (cash and non-cash) earned.
(2)  The dollar value of bonus (cash and non-cash) earned.
(3) During the periods covered by the table, the value of our shares issued as compensation for services to the persons listed in the table.
(4) The value of all stock options granted during the periods covered by the table.
(5) All other compensation received that we could not properly report in any other column of the table.

      Mr. Smith resigned as an officer and director on August 31, 2007.

      We do not have employment agreements with any of our officers.


      The following shows the amounts which we expect to pay to our officers during the twelve-month period ending August 31, 2009, and the time these persons plan to devote to our business. We do not have employment agreements with any of its officers or consultants.

                               Proposed             Time to be Devoted
      Name                   Compensation             LGW's Business

      C.J. Eiras              $ 250,000             40 hours per week
      Lowell Newman           $  90,000             35 hours per week
      Steven Dodge            $  90,000             35 hours per week
      Jason Bandy             $  12,000              5 hours per week

Long Term Incentive Plans - Awards in Last Fiscal Year

      None

Employee Pension, Profit Sharing or Other Retirement Plans

      None

Compensation of Directors During Year Ended August 31, 2007
-----------------------------------------------------------

    During our last fiscal year we did not compensate our directors for serving on our Board.

Stock Option and Bonus Plans
----------------------------

      We do not have any stock option or stock bonus plans, although we may adopt these plans in the future.

Transactions With Related Parties
---------------------------------

      We use Liquor Group Florida, LLC as our exclusive distributor in Florida. In Michigan, we use Liquor Group Michigan, LLC (formed in September 2006) as our exclusive broker in that state. Liquor Group Florida and Liquor Group Michigan are both controlled by C.J. Eiras, one of our officers and directors.

      C.J. Eiras, our President and Chief Executive Officer, owns Happy Vodka Corporation and Urban Brands & Spirits, both vendors of alcohol-based beverages we sell. We will continue to purchase product from Happy Vodka and Urban Brands. We believe the price and terms provided to us by Happy Vodka and Urban Brands are the same, if not better, than prices and terms available from our independent suppliers.

      The following chart provides sales and other information concerning these affiliated entities.

                                           Six Months Ended        Year Ended
                                           February 29, 2008     August 31, 2007
                                           -----------------     ---------------

Percent of our total sales resulting               48%                  54%
 from sales to Liquor Group Florida

Gross profit of Liquor Group Florida         $145,863              $58,282

Percent of our total sales to the state
 of Michigan, all of which were brokered
 by Liquor Group Michigan                          15%                  32%

Brokerage commissions we paid to Liquor       $16,516              $11,055
   Group Michigan

Percent of our total products purchased from      13%                  10%
   Happy Vodka and Urban Brands

      Our agreement with Liquor Group Florida provides LGFL with the right to purchase product from us at prices that we may change on 30-days notice to LGFL. LGFL may only sell our products to customers in Florida. Our suppliers are responsible for all costs of shipping product to LGFL. LGFL is required to pay for all product purchases upon delivery to LGFL's destination points. Our agreement with LGFL is not exclusive, does not require LGFL to make any minimum amount of purchases from us, and may be terminated by either party at any time.

During the year ended August 31, 2007 and the six months ended February 29, 2008 we did not provide LGFL with any marketing support.

      Our agreement with Liquor Group Michigan provides LGMI with the exclusive right to sell products for us at prices and upon terms that we establish from time-to-time. Our suppliers are responsible for all shipping costs, other than inventory transferred at our discretion. We pay LGMI a commission ranging from 5% to 20%, depending upon the type of product sold. We may change the commission on 30-days notice to LGMI. LGMI is required to sell a minimum number of cases, ranging from 50 cases for Happy Gin to 300 cases for Happy Vodka, each year. Our agreement may be terminated by either party on 90 days notice. During the year ended August 31, 2007 and the six months ended February 29, 2008 we did not provide LGMI with any marketing support.

      Our agreement with Happy Vodka Corporation gives us the exclusive right to sell vodka, rum, tequila and gin supplied by Happy Vodka in the United States. Happy Vodka may change the price of the products they sell to us on 90 days notice. Happy Vodka is responsible for all shipping costs and we are required to pay for product purchases when we receive payment from our customers. We are required to purchase a minimum of 5,000 cases each year for each of the four products supplied by Happy Vodka. Either party may terminate the agreement on 90 days notice to the other party. During the year ended August 31, 2007 and the six months ended February 29, 2008 Happy Vodka provided funding of $3,025 and $-0- respectively for marketing support.

      Our agreement with Urban Brands & Spirits gives us the exclusive right to the Party A Go-Go Products supplied Urban Brands in the United States. Urban Brands may change the price of the products they sell to us on 90-day's notice. Urban Brands is responsible for all shipping costs and we are required to pay for product purchases when we receive payment from our customers. Each year we are required to purchase a minimum of 100 cases of each of the eleven products supplied by Urban Brands. Either party may terminate the agreement on 90 days notice to the other party. During the year ended August 31, 2007 and the six months ended February 29, 2008 Urban Brands did not provide us with any marketing support.


                             PRINCIPAL SHAREHOLDERS

      The following table shows, as of the date of this prospectus, the share ownership of those persons who own 5% or more of our common and preferred stock and the number and percentage of outstanding shares owned by each of our officers and directors and by all the officers and directors as a group. Each Series A preferred share is entitled to 45 votes on any matter presented to our shareholders. Unless otherwise indicated, each owner has sole voting and investment power over his shares.


                          Shares of Common Stock (1)     Shares of Series A Preferred Stock
                            Number of        Percent     Number of                  Percent
Name and Address            shares          of Class     shares                    of class
----------------          -----------       --------     ---------                 --------

C.J. Eiras                  1,000,000 (2)     10.5%       910,683                     96%
4600 Touchton Road
Building 100/Suite 150
Jacksonville, FL 32246

Lowell Newman                  50,000          0.5%         5,000                    0.5%
4600 Touchton Road
Building 100, Suite 150
Jacksonville, FL 32246

Steven Dodge                   50,000          0.5%         5,000                   0.5%
39555 Orchard Hill Place
Suite 600
Novi, MI  48375

Jason Bandy                        --           --             --                    --
1 Corporate Center
Grand Cayman, Cayman Islands
KY1-1204

Arnold Rosen                1,898,812           20%         7,777                  0.8%
7138 Ayrshire Lane
Boca Raton, FL  33496

Jan Philippe Eiras            350,000          3.7%        10,000                    1%
6275 University Drive
Suite 37-215
Huntsville, AL  35806

All Officers and Directors
   as a group (6 persons)   3,348,812         35.2%       938,460                 98.8%



(1) Does not include shares of common stock issuable upon the conversion of the Series A Preferred shares since the preferred shares may not be converted prior to September 1, 2008. None of the persons listed in the table have the right to acquire any additional shares of our common stock during the 60 day period following the date of this prospectus.

(2) Includes 500,000 shares of common stock and 740,683 shares of Series preferred stock owned by VIGOR Holding Company, a corporation controlled by C.J. Eiras.

                              SELLING SHAREHOLDERS

      The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling shareholders".

      We will not receive any proceeds from the sale of the shares by the selling shareholders. We will pay all costs of registering the shares offered by the selling shareholders. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                                    Share        Percentage
                                    Shares to be  Ownership       Ownership
                           Shares   Sold in this    After          After
Name                       Owned      Offering    Offering (2)   Offering (2)
----                       -----    ------------  ------------   ------------

Christopher J. Eiras    1,000,000 (1)  400,000      600,000          6.3%
Gray C. Solomon           350,000      350,000           --            --
Lowell Newman              50,000       50,000           --            --
Steven Dodge               50,000       50,000           --            --
Jan P. Eiras              350,000      350,000           --            --
Louis Maggio               25,000       25,000           --            --
Steven Wang                25,000       25,000           --            --
Louis Frezza               25,000       25,000           --            --
Jerry L. Corwin            25,025       25,025           --            --
                                   -----------
                                     1,300,025


Arnold Rosen            1,898,812      533,972    1,364,840         14.4%
Steven N. Lippman           6,738        6,738           --            --
Howard Tescher              1,436        1,436           --            --
Jay Valinsky                  692          692           --            --
John A. Coniglio            7,172        7,172           --            --
Ronald Neiwirth            39,000       39,000           --            --
William R. Smith           35,667        8,000       27,667          0.3%
                                       -------
                                       597,010

Illene Klasfeld and
 Jon Klasfeld, Joint
 Trustees                  10,000       10,000           --            --
Elliot J. Brody            50,000       50,000           --            --
Melvin Getlan               5,000        5,000           --            --
                                     ---------
                                        65,000

(1) Includes 500,000 shares owned by Vigor Holding Company, a corporation controlled by C.J. Eiras.

(2) Does not reflect the conversion of any Series A preferred shares.

    The selling shareholders offering 1,300,025 shares acquired their shares in connection with the acquisition of Liquor Group Wholesale.

    The selling shareholders offering 597,010 shares received these shares in payment of amounts we owed to them, and in the case of Arnold Rosen, 500,000 shares were received for services rendered.

    The selling shareholders offering 65,000 shares purchased their shares from us in a private offering at a price of $2.00 per share.

      C.J. Eiras, Lowell Lewman, Steven Dodge, Jan P. Eiras and Arnold Rosen are our officers and/or directors. Prior to August 31, 2007, William Smith was our President and a director. No other selling shareholder has, or had, any material relationship with us, or our officers or directors during the past three years.

      Arnold Rosen, a director, and William Smith, a former officer and director, have collectively agreed not to sell 1,208,932 shares of our common stock prior to September 1, 2008.

Manner of Sale

      The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither LGW nor the selling stockholders can presently estimate the amount of such compensation. Notwithstanding the above, no NASD member will charge commissions that exceed 8% of the total proceeds from the sale.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      If any selling shareholder enters into an agreement to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

      We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

Common Stock

      We are authorized to issue 100,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

Preferred Stock

      We are authorized to issue up to 20,000,000 shares of Preferred Stock. Our Articles of Incorporation provide that the Board of Directors has the authority to divide the Preferred Stock into series and, within the limitations provided by the Colorado Business Corporation Act, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the Preferred Stock without shareholder approval, the Preferred Stock could be issued to defend against any attempted take-over of our company.

      In connection with the acquisition of Liquor Group Wholesale, we issued 953,460 shares of our Series A preferred stock to the shareholders of Liquor Group Wholesale. Each Series A preferred share may, at the option of the Holder, be converted into 45 shares of our common stock. Each Series A preferred share is entitled to 45 votes on any matter submitted to our shareholders.

      Each Series A preferred share is entitled to an annual dividend of $1.00 per share, if such a dividend is authorized by our directors. Our directors are not required to declare any dividends and dividends not declared will not accumulate. Upon our liquidation or dissolution, no distribution can be made to the holders of our common stock until the holders of the Series A Preferred shares have received a distribution of $1.00 per share, plus any declared and unpaid dividends or distributions. There are no redemption or sinking fund provisions applicable to the Series A preferred shares.

      The Series A preferred shares may not be converted until September 1, 2008. Vigor Holding Company and C.J. Eiras, the largest holders of the Series A preferred shares, have agreed that between September 1, 2008 and August 31, 2012, they will convert not more than 10,000 preferred shares (or 20,000 shares in total) during each year. We will not register any shares of common stock issuable upon the conversion of the Series A preferred shares and it is not expected that a public market will ever develop for the Series A preferred shares.

      Any shares of common stock issuable upon the conversion of the Series A preferred shares will be restricted securities and may, after August 31, 2008, be sold to a market-maker or in brokerage transactions, provided that the amount sold does not, during any three-month period, exceed l% of our outstanding common stock.

Transfer Agent
--------------

      Computershare Trust Co., Inc.
      350 Indiana St., Suite 800
      Golden, CO 80401-5099
      Telephone 303-262-0600
      Fax 303-262-0604.

                                LEGAL PROCEEDINGS


     In January 2008 we were served with a summons and complaint filed by Royal Strategies and Solutions, Inc., Melvin Leiner and Darren Marks. The complaint was filed on November 15, 2007 in the Circuit Court of Broward County, Florida and requests a judgment in favor of the Plaintiffs for approximately $102,700 representing amounts Plaintiffs contend they loaned us prior to 2007,, plus accrued interest of approximately $26,200. We have accrued a liability of $78,900 based upon what be believe we owe the Plaintiffs.


      Other than the foregoing, we do not know of any claims threatened or pending against us.

                                 INDEMNIFICATION

      Our Bylaws authorize indemnification of a director, officer, employee or agent of LGW against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of LGW who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling LGW pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

      After the date of this prospectus we will be subject to the requirements of the Securities Exchange Act of l934 and will be required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information which we file can be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding Epic. The address of the SEC's website is http://www.sec.gov.

      We plan to voluntarily send annual reports, which will include our audited year end financial statements, to our shareholders.

      We have filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement. For further information, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the SEC's internet site.

                          INDEX TO FINANCIAL STATEMENTS

                                                                        Page
                                                                       Number
NORTH AMERICAN FOOD AND BEVERAGE CORP.

Audited Financial Statements

Report of Independent Registered Public Accounting Firm                   F-1

Balance sheets as of August 31, 2007 and 2006                             F-2

Statements of operations for the years ended August 31, 2007 and 2006     F-3

Statements of changes in stockholders' equity (deficit) for the
   years ended August 31, 2007 and 2006                                   F-4

Statements of cash flows for the years ended August 31, 2007 and 2006     F-5

Notes to financial statements for the years ended August 31, 2007
    and 2006                                                              F-6



LIQUOR GROUP WHOLESALE - A DIVISION OF LIQUOR GROUP HOLDINGS, LLC

Audited Financial Statements

Report of Independent Registered Public Accounting Firm                   F-19

Balance sheets as of August 31, 2007 and 2006                             F-20

Statements of operations for the years ended August 31, 2007 and 2006     F-21

Statements of changes in net division assets for the years ended
   August 31, 2007 and 2006                                               F-22

Statements of cash flows for the years ended August 31, 2007 and 2006     F-23

Notes to financial statements for the years ended August 31, 2007
    and 2006                                                              F-24

LIQUOR GROUP WHOLESALE, INC.

Balance sheets as of February 29, 2008 (unaudited) and August 31, 2007    F-34

Statements of operations for the three and six months ended
  February 29, 2008 and February 28, 2007 (unaudited)                     F-35

Statements of changes in stockholders' equity for the six months ended
   February 29, 2008 (unaudited)                                          F-36


Condensed statements of cash flows for the three and six months
  ended February 29, 2008 and February 28, 2007 (unaudited)               F-37

Notes to financial statements for the three and six months ended
   February 29, 2008 and February 28, 2007 (unaudited)                    F-38



UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Notes to pro forma combined financial statements                          F-49

Pro forma combined balance sheet as of August 31, 2007                    F-50

Pro forma combined balance sheet as of August 31, 2006                    F-51

Pro forma combined statement of operations for the year ended
   August 31, 2007                                                        F-52

Pro forma combined statement of operations for the year ended
   August 31, 2006                                                        F-53

                  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



TO THE BOARD OF DIRECTORS
NORTH AMERICAN FOOD AND BEVERAGE CORP.


We have audited the accompanying balance sheets of North American Food and Beverage Corp. (the "Company"), as of August 31, 2007 and 2006, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2007 and 2006, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has suffered losses from operations and has a negative tangible net worth that raised substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.




STEVENS, POWELL & COMPANY, P.A.
Jacksonville, Florida
May 30, 2008

                     NORTH AMERICAN FOOD AND BEVERAGE CORP.

                                 BALANCE SHEETS
                            AUGUST 31, 2007 AND 2006

                                                    2007              2006
                                                    ----              ----
ASSETS

    Cash and cash equivalents                    $  130,000        $       81
    Accounts receivable                           1,328,774                 -
                                                 ----------        ----------
          Total current assets                   $1,458,774        $       81
                                                 ----------        ----------

          TOTAL ASSETS                           $1,458,774        $       81
                                                 ==========        ==========

LIABILITIES

       Accounts payable                          $1,050,187        $   59,694

    Accrued expenses (Note 8)                        96,718                 -
    Class 4 debtors, claims in bankruptcy
       (Note 7)                                           -         3,500,000

    Due to Internal Revenue Service (Note 6)        143,061           130,792
    Notes payable, unsecured, without interest
       (Note 3)                                      78,900            88,765
                                                 ----------       -----------
          Total current liabilities               1,368,866         3,779,251
                                                 ----------       -----------

COMMITMENTS AND CONTINGENCIES                             -                 -
                                                 ----------       -----------

          TOTAL LIABILITIES                       1,368,866         3,779,251
                                                 ----------       -----------

STOCKHOLDERS' EQUITY (DEFICIT)
    Convertible preferred stock, Series A,
       $0.0001 par value, 20,000,000 shares
       authorized, issued and outstanding
       953,460 in 2007                                   95                 -
    Common stock, $0.0001 par value,
       100,000,000 shares authorized, issued
       and outstanding 9,504,557 in 2007
       and 8,717,562 in 2006                            951               872

    Additional paid in capital                            -           434,099
    Retained deficit                                 88,862        (4,214,141)
                                                 ----------       -----------
          Total stockholders' equity (deficit)       89,908        (3,779,170)
                                                 ----------       -----------
             TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY (DEFICIT)      $1,458,774       $        81
                                                 ==========       ===========

   The accompanying notes are an integral part of these financial statements.

                           NORTH AMERICAN FOOD AND BEVERAGE CORP.

                            STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006


                                                     2007              2006
                                                     ----              ----
OPERATING EXPENSES

    Interest expense                             $  12,269       $   10,927
    Automobile and travel                            2,949            2,737
    Professional and consulting fees                 2,226           14,265
    Telephone                                          948            3,330
    Postage and delivery                               143              260
    Office expense                                      98              836
    Other                                              578              771
                                                 ---------        ---------
       Total operating expenses                     19,211           33,126
                                                 ---------        ---------

LOSS BEFORE PROVISION FOR INCOME TAXES              19,211           33,126
                                                 ---------        ---------
PROVISION FOR INCOME TAXES (Note 6)

    Current                                              -                -
    Deferred                                             -                -
                                                 ---------        ---------

       Total provision for income taxes                  -                -
                                                 ---------        ---------
NET LOSS                                         $  19,211        $  33,126
                                                 =========        =========


   The accompanying notes are an integral part of these financial statements.

                     NORTH AMERICAN FOOD AND BEVERAGE CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006

                                      Stock               Common Stock
                                   Convertible               Voting            Additional      Retained       Stockholders
                               -------------------     ------------------       Paid in        Earnings          Equity
                               Shares       Amount     Shares        Amount     Capital        (Deficit)        (Deficit)
                               -------------------     --------------------    ----------    ------------     ------------

Balance, August 31, 2005             -     $     -    8,717,562   $     872    $  434,099    $ (4,181,015)     $ (3,746,044)
    Net loss                         -           -            -           -             -         (33,126)          (33,126)
                               -------     -------    ---------   ---------    ----------    ------------      ------------

Balance, August 31, 2006             -     $     -    8,717,562   $     872    $  434,099    $ (4,214,141)     $ (3,779,170)
   Issuance of common stock
     for cash (Note 8)               -           -       65,000           7       129,993               -           130,000
   Issuance of common stock
     in exchange for debt,
     vendor payables, and
     services (Note 8)               -           -      721,995          72     3,606,005               -         3,606,077

   Shares issued in
     reverse acquisition
     (Note 8)                  953,460          95    2,000,000           -    (4,040,104)      4,040,009                 -

   Shares canceled in reverse
       acquisition (Note 8)          -           -   (2,000,000)          -             -               -                 -

   Contributed assets,
     net of liabilities
     assumed and cost of
     reverse acquisition
     (Note 8)                        -           -            -           -      (129,993)        282,205           152,212

   Net loss                          -           -            -           -             -         (19,211)          (19,211)
                               -------     -------    ---------   ---------    ----------    ------------      ------------

Balance, August 31, 2007      $953,460     $    95   $9,504,557   $     951     $       -    $     88,862       $    89,908
                              ========     =======   ==========   =========     =========    ============       ===========


   The accompanying notes are an integral part of these financial statements.

                     NORTH AMERICAN FOOD AND BEVERAGE CORP.

                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006


                                                         2007           2006
                                                         ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
    Cash paid to suppliers, professionals, and
       consultants                                     $  (4,716)     $ (22,199)
    Increase in notes payable used for operating
       activities                                          4,635         22,265
                                                       ---------      ---------
          Net cash provided (used) by operating
             activities                                $     (81)     $      66
                                                       ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
          Net cash provided by investing activities            -              -
                                                       ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from common stock                           130,000              -
                                                       ---------      ---------
          Net cash provided by financing activities      130,000              -
                                                       ---------      ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS                129,919             66

CASH AND CASH EQUIVALENTS, BEGINNING                          81             15
                                                       ---------      ---------
CASH AND CASH EQUIVALENTS, ENDING                      $ 130,000      $      81
                                                       =========      =========
RECONCILIATION OF NET LOSS TO NET CASH
  PROVIDED (USED) BY OPERATING ACTIVITIES
   Net loss                                            $ (19,211)     % (33,126)
                                                       ---------      ---------
Adjustments to reconcile net loss to net cash
  provided (used) by operating activities:
    Changes in assets and liabilities:
       Increase in:
          Notes payables                                   4,635         22,265
          Other liabilities                               14,495         10,927
                                                       ---------      ---------
    Total adjustments                                     19,130         33,192
                                                      ----------      ---------
          Net cash provided (used) by operating
             activities                                $     (81)     $      66
                                                       =========      =========
SUPPLEMENTAL DISCLOSURES OF NON-CASH ITEMS
    Exchange of debt for, vendor payables,
       and services for common stock                  $3,606,077      $       -
    Net contributed assets, less merger-related
       costs (Note 8)                                    152,212              -
                                                      ----------      ---------
                                                      $3,758,289      $       -
                                                      ==========      =========

   The accompanying notes are an integral part of these financial statements.

                     NORTH AMERICAN FOOD AND BEVERAGE CORP.

                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description and Activity - North American Food and Beverage Corp. d/b/a Liquor Group Wholesale, Inc. ("the Company" or "LGW"), is a Colorado corporation that prior to September 1999 conducted its business under the name USA Service Systems, Inc. ("USA"). Between November 1998 and July 1999, USA provided retail stores and manufacturers with product assembly, product demonstrations, point-of-sale product displays, and inventory counts and audits.

As of July 1999, USA had entered into letters of intent for the acquisition of four companies engaged in the same business as that conducted by USA. However, USA was unable to obtain additional equity capital that was needed to finance these acquisitions. In July 1999, USA essentially discontinued its business and made plans to distribute its remaining assets (having a minimal value) to certain officers and directors of USA.

Effective August 31, 1999, USA acquired all of the issued and outstanding shares of East Coast Beverage Corp. ("East Coast"), in exchange for 5,040,000 shares of USA's common stock. In connection with this transaction, the management of USA resigned and was replaced by the management of East Coast. After August 31, 1999, the Company's business involved the development, production, and distribution of Coffee House USA, a proprietary line of all-natural, ready to drink bottled coffee drinks.

In February 2000, USA changed its name to East Coast Beverage Corp.

The Company sold its products through distributors and wholesalers to supermarkets, mass-marketers, convenience stores, drug store chains, and oil company convenience stores. However, the Company was never able to generate a profit. During the calendar year ended December 31, 2000, the Company estimated that it had lost in excess of $10,000,000. The Company has not prepared any financial statements since that date but it is believed that the Company's losses since December 31, 2000 have been substantial.

Because of the Company's inability to raise capital to fund its continuing operating losses, the Company discontinued its bottled coffee operations in October 2001.

On November 27, 2001, William Smith became the sole officer and director of the Company. His objective was to reorganize the Company without the necessity of a bankruptcy proceeding. Mr. Smith's plan was to have substantially all the Company's creditors agree to accept shares of the Company's common stock in settlement of amounts owed to the creditors by the Company. Although many creditors were willing to accept the plan proposed by Mr. Smith, a number of creditors refused to agree to the Smith proposal.

On April 11, 2002, the Company filed a petition for reorganization under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida (Case No. 02-22675-BKC-PGH). After its bankruptcy filing, and in accordance with the provisions of the Federal Bankruptcy Code, a committee of the Company's largest unsecured creditors was formed to assist in the reorganization of the Company. The Creditors Committee developed a Plan of Reorganization of the Company that was approved by a majority of the Company's creditors, and confirmed by the Federal Bankruptcy Court on July 8, 2003. A final decree and discharge of trustee was entered in the bankruptcy on January 31, 2005.

Among other things, the Plan of Reorganization provided for the following:

1. The reverse split of East Coast's common stock so that each outstanding share was converted into 1/15th of one share. Since there were 15,704,469 outstanding shares prior to the bankruptcy, 1,046,965 shares were retained by East Coast's shareholders after the reverse split. In addition, each common shareholder received one warrant for each share held after the reverse split. Each warrant entitles the holder to purchase one share of East Coast's common stock at a price of $1.75 per share at any time prior to January 1, 2008.

2. The issuance of 2,000,000 shares of East Coast's common stock to Royal Brokerage Group in exchange for 10% of the gross revenues which may be received by Royal from the sale of olive oil products.

3. Unsecured creditors (Class 4 creditors) could either obtain payment of their claims, up to a maximum of $3,500,000 from a percentage of East Coast's profits over time or convert their debt into shares of LGW's common stock at a conversion rate of $1.75 per share.

4. The change of East Coast's name to North American Food and Beverage Corp. ("North American").

When it became apparent that commissions from the sale of olive oil would generate little, if any, revenues which could be used to pay its creditors, North American (formerly East Coast) began to look for a privately held corporation that would be interested in a merger to take advantage of North American's net operating losses and shareholder base.

In 2006, North American began discussions with Liquor Group Holdings LLC, a Florida limited liability company, which, since 2002, has been engaged in the wholesale and state level distribution of liquor.

In January 2007, North American signed an agreement to acquire Liquor Group Wholesale, Inc. ("Liquor Group Wholesale") in return for shares of North American's common and Series A preferred stock.

Liquor Group Wholesale is a Florida corporation, which was formed in September 5, 2007, to take over the wholesale alcohol distribution operations of Liquor Group Holdings. Pursuant to an agreement between LGW and Liquor Group Holdings, LGW manages all wholesale operations and receives all net profits generated from the wholesale distribution of liquor to the customers of Liquor Group Holdings. Liquor Group Holdings was organized in Florida in 2002 and distributes alcohol products on behalf of manufacturers in 31 U.S. states.

The acquisition of Liquor Group Wholesale was contingent upon the following:

1. The return and cancellation of up to 2,000,000 shares of North American's common stock.

2. Persons holding Class 4 creditor claims of not less than $3,250,000 agreeing to waive any right they may have to any distributions contemplated by the Plan of Reorganization and accepting one share of North American's common stock in full settlement of each $24.50 owed to them by North American.

On August 31, 2007, North American met these contingencies and acquired Liquor Group Wholesale in consideration for the issuance of the shares of North American's common and Series A Preferred stock (see Note 8).

General - This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements for the years ended August 31, 2007 and 2006 ("fiscal year 2007" and "fiscal year 2006"). The financial statements and notes are representations of the Company's management. The Company's management is responsible for the integrity and objectivity of these financial statements. The accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company has recorded a deferred tax asset of approximately $9,640,000 and $9,647,000 at August 31, 2007 and 2006, respectively, which is completely offset by a valuation allowance. Realization of the deferred tax asset is dependent on generating sufficient taxable income in the future. The amount of the deferred tax asset considered realizable could change in the near term if estimates of future taxable income are modified or as net operating loss carryforward periods expire.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers cash and highly liquid securities (consisting of a non-interest-bearing checking account) with an original maturity or redemption option of three months or less to be cash and equivalents.

During fiscal years 2007 and 2006, the Company maintained cash and cash equivalents with a bank. Bank deposits are insured by the FDIC up to $100,000. The Company may, from time to time, maintain balances in excess of these insured limits.

Income Taxes - The Company accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements' carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Through December 31, 1998, the Company had elected, with the consent of the stockholders, to be taxed under S corporation provisions of the Internal Revenue Code. Under these provisions, the taxable income of the Company is reflected by the stockholders on their personal income tax returns. Effective January 1, 1999, in contemplation of issuing preferred stock, the Company terminated its S corporation status.

Net Loss Per Share - During fiscal years 2007 and 2006, the Company had average common shares outstanding totaling 8,717,562 and 8,719,718, respectively, and the net loss per share was $0.004 and $0.002, respectively.

Under the treasury method, the fully diluted common shares outstanding for fiscal year 2007 totaled 8,837,268. For purposes of calculating fully diluted common shares outstanding, we assumed that all of the preferred stock would be converted as of August 31, 2007. The fully diluted net loss per common share for 2007 totaled $0.002.

Fair Value of Financial Instruments - The carrying values of cash and cash equivalents, accounts receivable, accounts payable, notes payable, and other liabilities, approximate their fair values due to the short maturity of these instruments.

Comprehensive Income - The items affecting comprehensive income are not material to the financial statements and, accordingly, are not presented herein.

Recent Accounting Pronouncements - In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is not expected to have a material impact on the Company's financial position, results of operations, or liquidity.

In September, 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS 157"). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. In developing this statement, the FASB considered the need for increased consistency and comparability in fair value measurements and for expanded disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to materially impact the Company's financial position, results of operations, or liquidity.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 ("SAB 108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a potential current year misstatement. Prior to SAB 108, companies might evaluate the materiality of financial statement misstatements using either the income statement or balance sheet approach, with the income statement approach focusing on new misstatements added in the current year, and the balance sheet approach focusing on the cumulative amount of misstatement present in a company's balance sheet. Misstatements that would be material under one approach could be viewed as immaterial under another approach, and not be corrected. SAB 108 now requires that companies view financial statement misstatements as material if they are material according to either the income statement or balance sheet approach. Management has analyzed SAB 108 and determined that upon adoption it will have no impact on the Company's reported results of operations or financial conditions.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115 ("SFAS 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. The Company has not completed its evaluation of this statement; however, the initial assessment is that adoption will not materially impact its financial position, results of operations, or liquidity.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 requires enhanced disclosures about derivatives and hedging activities. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently assessing the extent, if any, of any additional required disclosures.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and the SEC. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to our financial statements.


NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company has sustained substantial operating losses and negative cash flows from operations since inception. In the absence of achieving profitable operations and positive cash flows from operations or obtaining additional debt or equity financing, the Company may have difficulty meeting current obligations.

Plan of Operation - Following its bankruptcy filing, the Company planned to derive revenue from the sale of olive oil products and the sale of beverages. The Company was not successful in implementing this business plan.

In 2006, the Company began negotiating with Liquor Group Holdings, LLC, a Florida limited liability company, which, since 2002, has been engaged in the wholesale and retail distribution of liquor. In 2007, the Company reached an agreement with Liquor Group to acquire Liquor Group Wholesale, Inc. ("LGW"), in return for shares of the Company's common stock and preferred stock (see Notes 1 and 8 for additional information).

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial obligations. Management believes that actions presently being taken, as described in the preceding paragraph, provide the opportunity for the Company to continue as a going concern.


NOTE 3 - NOTES PAYABLE

The Company has recorded demand notes payable totaling $78,900 and $88,765 at August 31, 2007 and 2006, respectively, to certain related parties. The Company had been negotiating to convert this debt to common stock. However, the total amount outstanding is in dispute with three of the four creditors. As of August 31, 2007, those creditors have demanded amounts totaling approximately $129,000 (including interest of approximately $26,000). The principal balance of $78,900 reflected in the Company records for these creditors was based on advances deposited into Company bank accounts, which totaled $78,900, excluding interest. Accordingly, the amounts in dispute at August 31, 2007, total approximately $50,000, which includes disputed interest. In addition, three of the creditors have indicated that they do not plan to convert any of this debt to common stock. The fourth creditor with $14,500 agreed to convert this debt for 8,000 shares of common stock effective August 31, 2007.


NOTE 4 - STOCKHOLDERS' EQUITY (DEFICIT)

Preferred Stock - The Company is authorized to issue up to 20,000,000 shares of preferred stock. The Company's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by the Colorado Business Corporation Act, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of the Company. At August 31, 2006, no preferred stock had been issued. Effective August 31, 2007, 953,460 preferred shares were issued pursuant to the merger (see Note 8).

Common Stock - The Company is authorized to issue 100,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The Board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There is no conversion, redemption, sinking fund, or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Effective August 31, 2007, 721,995 common shares were issued pursuant to the merger (see Note 8). Effective August 31, 2007, an additional 65,000 common shares were issued at an offering price of $2.00 per share. The proceeds of $130,000 from this private placement were designated for working capital needs.

NOTE 5 - RELATED PARTY TRANSACTIONS AND MAJOR CUSTOMERS

In addition to the Notes Payable (see Note 3) outstanding to Mr. William R. Smith and related parties, the Company has expensed consulting and other fees to Mr. Smith and related parties in fiscal years 2007 and 2006 totaling $13,265 and $2,226, respectively.

All other obligations to related parties (except as shown below) have been cancelled either in the confirmed Plan of Reorganization or pursuant to the transaction with LGW (see Note 2).

Individual accounts receivable balances at August 31, 2007, in excess of 10% of total accounts receivable to affiliated and non-affiliated customers were as follows:
                                                              % of Accounts
                                                     Amount   Receivable, Net
   Affiliated Customers
      Liquor Group Florida                        $1,130,839      85%
   Non-affiliated Customers
      ABC Michigan                               $   161,662      12%

Accounts receivables from other affiliated customers were immaterial at August 31, 2007.

Approximately 34% of the accounts payable at August 31, 2007, were owed to affiliated companies with Happy Vodka Corporation representing approximately 29% of total accounts payable.


NOTE 6 - INCOME TAXES

The components of the income tax benefit for the years ended August 31, 2007 and 2006, were as follows:
                                                         Years Ended August 31,
                                                             2007        2006
   Current Benefit:
      Federal                                         $          -$          -
      State                                                      -           -
   Deferred Benefit:
      Federal                                               (6,148)    (10,600)
      State                                                 (1,056)     (1,822)
   Increase in Valuation Allowance                           7,204      12,422
                                                      ------------    --------
         Total income tax provision                   $          -    $      -
                                                      ============    ========

The major elements contributing to the difference between the income tax benefit and the amount computed by applying the federal statutory tax rate of 34% to loss before income taxes are as follows for fiscal years 2007 and 2006:

                                                         Years Ended August 31,
                                                              2007        2006

   Tax benefit at U.S. Statutory rates                     $(6,532)   $(11,263)
   State income tax benefit                                   (672)     (1,159)
   Change in valuation allowance                             7,204      12,422
                                                        ----------    --------
      Income tax benefit                               $         -    $      -
                                                       ===========    ========


At August 31, 2007 and 2006, the Company had deferred tax assets of $9,640,000 and $9,647,000, respectively, principally comprised of net operating losses. The deferred tax assets were offset by a valuation allowance in the same amount. Deferred tax assets, net of a valuation allowance, are recorded when management believes it is more likely than not that tax benefits will be realized.

The Company has net operating loss carryforwards totaling approximately $25.8 million that begin expiring in 2014.

Prior to July 2003, the Company failed to pay its withheld income and employment taxes for its employees. In 2003, the Company entered into an installment agreement to pay 36 equal payments of $5,710 to satisfy its obligation. Payments were discontinued in late-2004, and on June 8, 2006, the Internal Revenue Service filed a Notice of Federal Tax Lien in the amount of $128,762. The Company has estimated its liability at August 31, 2007 and 2006, at $143,061 and $130,792, respectively. However, the Company has been negotiating a reduction in the remaining amount due.


NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company is involved in various claims and legal proceedings of a nature considered normal to its business. The Company believes that the results of these claims will not have a material adverse effect on the Company's financial condition.

In connection with the confirmed Plan of Reorganization, various obligations including leases, employment agreements, options, and other commitments were discharged in bankruptcy. Additional obligations have been limited or otherwise canceled in connection with the LGW transaction.

The Company has attempted to contact all of its Class 4 debtors with the exchange offer discussed in Note 1. Substantially all of the debtors have agreed to the exchange of debt for Company stock; however, a number of the creditors have not responded or are out of business. The Company has estimated its maximum unsettled contingent claims at $250,000, all of which expired in January 2008. Based on the high probability that none of these claims will be presented, and if presented, the claims would be settled by issuing common stock; no liability has been recorded in the balance sheet for these claims at August 31, 2007.

On January 31, 2007, the Securities Exchange Commission conducted its administrative proceedings against the Company, which included revocation of the Company's securities that at the time were traded under the symbol "NFBC" on the over-the-counter markets.

Other - On January 28, 2007, an agreement was executed whereby the Company acquired all the issued and outstanding stock of Liquor Group Wholesale Inc. ("LGW"), in exchange for shares of the Company's common stock (to a maximum of 49.9%) and preferred stock. LGW is a Florida-based corporation. As part of the agreement, the Company is offering up to 1,125,000 shares through a private offering at $2.00 per share.

NOTE 8 - MERGER

On August 31, 2007, North American acquired Liquor Group Wholesale in consideration for the issuance of the shares of North American's common and Series A preferred stock. Each Series A preferred share may, at the option of the Holder, be converted into 45 shares of LGW's common stock. Each Series A preferred share is entitled to 45 votes on any matter submitted to the shareholders of LGW. Each Series A preferred share is entitled to an annual dividend of $1.00 per share, if such a dividend is authorized by LGW's directors. LGW's directors are not required to declare any dividends, and dividends not declared will not accumulate.

The Series A preferred shares may not be converted until September 1, 2008. Vigor Holding Company and C.J. Eiras, the largest holders of the Series A preferred shares, have agreed that between September 1, 2008 and August 31, 2012, they will convert not more than 10,000 preferred shares (or 20,000 shares in total) during each year. LGW will not register any shares of preferred stock, and it is not expected that a public market will ever develop for the Series A preferred shares. Upon conversion of the Series A preferred shares into common stock of LGW, those shares of common stock will be registered and subject to certain sale limitations under Rule 144 of the SEC.

On December 20, 2007, the Company changed its name to Liquor Group Wholesale, Inc. ("LGW").

The shares of common stock outstanding after the acquisition of Liquor Group Wholesale, and as of August 31, 2007, as well as the shares that may be issued upon the conversion of the Series A preferred stock and the exercise of outstanding warrants follow:

   Shares outstanding prior to acquisition of Liquor
     Group Wholesale                                                  8,717,562

   Shares of common stock issued to the shareholders of
     Liquor Group Wholesale                                           2,000,000
   Shares issued to Class 4 creditors in settlement of
     their claims                                                       124,985
   Shares returned to treasury and cancelled                         (2,000,000)
   Shares issued to Arnold Rosen for his services in structuring
      the acquisition of Liquor Group Holdings                          500,000
   Shares issued to Arnold Rosen in payment of amounts advanced
      to or on behalf of LGW                                             33,972
   Shares issued to unrelated third parties in payment of amounts
      owed by LGW prior to the acquisition of Liquor Group Holdings      63,038
   Shares sold to private investors at a price of $2.00 per share        65,000
                                                                     ----------
                                                                      9,504,557

      Shares that may be issued in the future:
         Shares issuable upon exercise of outstanding warrants      1,046,965(1)
         Potential number of shares issuable upon conversion
            of Series A preferred shares                           42,905,700(2)
                                                                   ----------

            Total potential outstanding shares at August 31, 2007  53,457,222
                                                                   ==========

 (1) As part of its bankruptcy plan North American (now LGW) issued warrants to its shareholders. Each warrant entitles the holder to purchase one share of LGW's common stock at a price of $1.75 per share. The warrants expired on January 1, 2008, with 8,294 warrants exercised.

(2) Any shares of common stock issuable upon the conversion of the Series A preferred shares will be restricted securities and may, after August 31, 2008, be sold to a market-maker or in brokerage transactions, provided that the amount sold does not, during any three-month period, exceed 1% of LGW's outstanding common stock.

     The following table outlines, for the periods presented, the maximum increase in LGW's outstanding common shares upon the allowable conversion of the Series A preferred shares and the shares of LGW's common stock available for resale upon the conversion of the preferred shares. The numbers in the table assume there is no change in the control of LGW prior to September 30, 2012.

            2008                                              -0-
            2009                                          2,225,000
            2010                                            900,000
            2011                                            900,000
            2012                                            900,000
                                                         ----------
                                                          4,925,000

            Shares issuable upon conversion of
              all remaining Series A Preferred shares    37,980,700*
                                                         ----------
            Total                                        42,905,700
                                                         ==========

* This total is not the number of common shares that can be sold, but only the total number of shares allowed to be converted. There is a restriction that the amount of common shares allowed to be sold during any three-month period, cannot exceed 1% of LGW's outstanding common stock.

A summary of the merger-related activity recorded by the Company as of August 31, 2007, follows:

   Accounts receivable contributed:
      Liquor Group Holdings, LLC ("LGH")                    $    146,176
      Liquor Group Wholesale - a division of LGH               1,182,598
                                                            ------------
                                                               1,328,774
                                                            ------------
   Less accounts payable assumed:
      LGH                                                         46,218
      Liquor Group Wholesale - a division of LGH                 974,125
                                                           -------------
                                                               1,020,343
                                                            ------------
   Net contributed assets                                        308,431
   Merger-related costs (1) charged against
      contributed assets                                         (26,226)
                                                            ------------
   Net increase in retained earnings                             282,205
   Merger-related costs (1) charged against additional
      paid-in capital                                           (129,993)
                                                            ------------
   Net increase in stockholders' equity                    $     152,212
                                                           =============


(1) Merger-related costs include approximately $25,000 of registration expenses and approximately $58,333 of costs for a private placement offering.


NOTE 9 - SUBSEQUENT EVENT

As part of its bankruptcy plan, North American (now LGW) issued 1,046,965 warrants to its shareholders. Each warrant entitled the holder to purchase one share of LGW's common stock at a price of $1.75 per share. Warrants totaling 8,294 common shares were exercised effective December 31, 2007, and the remaining unexercised warrants totaling 1,038,671 expired January 1, 2008.

                  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



TO THE BOARD OF DIRECTORS
LIQUOR GROUP WHOLESALE - A DIVISION OF
LIQUOR GROUP HOLDINGS, LLC


We have audited the accompanying balance sheets of Liquor Group Wholesale - a division of Liquor Group Holdings, LLC (the "Division"), as of August 31, 2007 and 2006, and the related statements of operations, changes in net division assets, and cash flows for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Division Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Division as of August 31, 2007 and 2006, and the related statements of operations, changes in net division assets, and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.




STEVENS, POWELL & COMPANY, P.A.
Jacksonville, Florida
May 30, 2008

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                                 BALANCE SHEETS
                            AUGUST 31, 2007 AND 2006

                                                     2007             2006
                                                     ----             ----
ASSETS
    Accounts receivable                          $ 1,182,598       $ 593,539
                                                 -----------       ---------
       Total current assets                        1,182,598         593,539
                                                 -----------       ---------
          TOTAL ASSETS                             1,182,598         593,539
                                                 ===========       =========
LIABILITIES
    Accounts payable                                 974,125         458,527
    Other                                              1,455           1,455
                                                 -----------       ---------
       Total current liabilities                     975,580         459,982

COMMITMENTS AND CONTINGENCIES                              -               -
                                                 -----------       ---------
          TOTAL LIABILITIES                          975,580         459,982
                                                 -----------       ---------
NET DIVISION ASSETS                                  207,018         133,557
                                                 -----------       ---------
             TOTAL LIABILITIES AND
                NET DIVISION ASSETS              $ 1,182,598       $ 593,539
                                                 ===========       =========

   The accompanying notes are an integral part of these financial statements.

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                            STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006


                                                        2007            2006
                                                        ----            ----

SALES                                              $ 1,128,625      $  820,446

COST OF SALES                                          961,489         710,187
                                                   -----------      ----------
GROSS PROFIT                                           167,136         110,259
                                                   -----------      ----------
OPERATING EXPENSES
    Business development                                20,126           4,603
    Bank charges                                        12,642           4,624
    Rent                                                 4,553           3,878
    Automobile and delivery                              4,106           5,834
    Telephone                                            2,805           2,031
    Licensing fees                                       2,412           1,095
    Postage and printing                                   810           1,222
    Office expense                                         780           4,524
    Professional fees                                      292             874
    Interest expense                                         -             154
     Other                                                 658             992
                                                   -----------      ----------
       Total operating expenses                         49,184          29,831
                                                   -----------      ----------

INCOME BEFORE PROVISION FOR INCOME TAXES               117,952          80,428
  PROVISION FOR INCOME TAXES (Notes 1 and 3)            44,385          30,265
                                                   -----------      ----------
NET INCOME                                         $    73,567      $   50,163
                                                   ===========      ==========


   The accompanying notes are an integral part of these financial statements.

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                  STATEMENTS OF CHANGES IN NET DIVISION ASSETS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006


                                                               Net Division
                                                                  Assets
                                                               -------------

Balance, August 31, 2005                                         $ 50,500
   Net income                                                      50,163
   Net contributions from Liquor Group Holdings, LLC               32,894
                                                                 --------
Balance, August 31, 2006                                          133,557
   Net income                                                      73,567
   Net distributions to Liquor Group Holdings, LLC                   (106)
                                                                 --------
Balance, August 31, 2007                                          207,018
                                                                  =======













   The accompanying notes are an integral part of these financial statements.

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006


                                                         2007            2006
                                                         ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
    Cash received from customers and others          $  367,221      $  391,163
    Cash paid to suppliers, professionals, and
       consultants                                     (322,730)       (393,638)
    Income taxes                                        (44,385)        (30,265)
    Interest expense                                          -            (154)
                                                     ----------       ---------
          Net cash provided (used) by operating
          activities                                        106         (32,894)
                                                     ----------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES
          Net cash provided by investing activities           -               -
                                                     ----------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net (payments to) advances from Liquor Group
    Holdings, LLC                                         (106)          32,894
                                                    ----------       ----------
          Net cash provided (used) by financing
          activities                                      (106)          32,894
                                                    ----------       ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                    -                -

CASH AND CASH EQUIVALENTS, BEGINNING                         -                -
                                                    ----------       ----------

CASH AND CASH EQUIVALENTS, ENDING                   $        -       $        -
                                                    ==========       ==========

RECONCILIATION OF NET INCOME TO NET CASH
    PROVIDED (USED) BY OPERATING ACTIVITIES
Net income                                          $   73,567      $    50,163
                                                    ----------      -----------
Adjustments to reconcile net income to net cash
provided (used) by operating activities:
    Changes in assets and liabilities:
       Increase in:
          Accounts receivable                         (589,059)        (463,603)
       Increase in:
          Accounts payable                             515,598          379,091
          Other liabilities                                  -            1,455
                                                    ----------      -----------
    Total adjustments                                 (73,461)          (83,057)
                                                    ----------      -----------
          Net cash provided (used) by operating
          activities                                      106           (32,894)
                                                    =========       ===========


   The accompanying notes are an integral part of these financial statements.

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description and Activity - Liquor Group Holdings, LLC, was organized in Florida in 2002 and distributes alcohol products on behalf of manufacturers in 31 U.S. States. Liquor Group Wholesale, a division of Liquor Group Holdings, LLC (the "Division" or "LGW") manages wholesale operations and receives net profits generated from the wholesale distribution of liquor to the customers of Liquor Group Holdings.

Liquor Group Holdings' major markets are Florida and Michigan, and other states in which Liquor Group Holdings has active sales efforts and/or licensed operations include: Alabama, Arkansas, California, Georgia, North Carolina, South Carolina, Virginia, West Virginia, Oklahoma, Texas, Oregon, Washington, Wisconsin, and Indiana. Liquor Group Holdings has sales contracts for several products in distribution in other states making up the balance of the 31 markets.

The manufacturing, importation, distribution, and sale of alcohol-based beverages are subject to regulation by the Federal government through the Alcohol and Tobacco Tax and Trade Bureau ("TTB"), as well as by State and local regulatory agencies. Brand suppliers, distributors, and retailers must be properly licensed in order to sell alcohol-based beverages.

In most states, the alcohol-based beverage industry operates within what is commonly referred to as a three-tier system of distribution. The three tiers are identified as follows:

Tier one (1) is comprised of brand suppliers and manufacturers that produce alcohol-based beverages and/or importers of alcohol-based beverages, bringing products into the United States through U.S. Customs control.

Tier two (2) is comprised of State Level Clients ("SLC") distributors, other sub-distributors, and the Control States which in turn market the products through brokers.

Tier three (3) is comprised of licensees, both on and off premise customers, commonly referred to as retailers, which sell the products to the public consumers.

Under this system, brand suppliers and manufacturers sell to distributors and/or Control States, distributors and/or Control States sell to licensees or state stores, and licensees or state stores sell to consumers. For the most part, brand suppliers may not sell to licensees or consumers, and distributors may not sell directly to consumers. All states prohibit brand suppliers or distributors from having an interest in retail licensees.

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Liquor Group Holdings is a Tier two (2) distributor. Liquor Group Holdings holds out-of-state shipper permits that allow shipment of products from one state to a licensed distributor in any one of the other states or to any Control State. Liquor Group Holdings' officers, directors, and principal owners must be qualified by the TTB and state regulatory agencies to hold licenses/permits as a wholesaler/importer.

The TTB grants authorization to operate alcohol and tobacco-related businesses under the Internal Revenue Code and the Federal Alcohol Administration Act. Any person wanting to operate a business governed by the IRC or the FAA must file an application with the TTB for a permit along with all necessary documents. The basic application for a permit consists of two pages and is filed with the TTB's offices in Cincinnati, Ohio. If the applicant is a corporation, the application must list the names, dates of birth, social security numbers, and resident addresses for all of the corporation's officers, directors, and 10% or more owners. Once the TTB has received a complete application, together with all supporting documents, a federal basic permit is normally issued within 60 days.

General - This summary of significant accounting policies of the Division is presented to assist in understanding the Division's financial statements for the years ended August 31, 2007 and 2006 ("fiscal year 2007" and "fiscal year 2006"). The financial statements and notes are representations of the Division's management. The Division's management is responsible for the integrity and objectivity of these financial statements. The accounting policies conform to accounting principles generally accepted in the United States of America and to general practices within the wine and spirits wholesale distribution industry and have been consistently applied in the preparation of the financial statements.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Division has recorded assets, liabilities, income, and expenses associated with its operations. Income taxes have been estimated using an average effective rate of 37.63%. If the Division was a separate, stand-alone entity, these amounts might differ.

Revenue Recognition - Revenue from product sales is recognized by the Division when title and risk of loss passes to the distributor, which generally occurs upon shipment from the manufacturing facilities or third party storage facilities. Liquor Group Holdings' customers are SLC, which consist of licensed liquor distributors and the 18 Control States. Most states require wine and spirits retailers to purchase alcohol-based beverages from licensed distributors. Brand suppliers in these states may not legally sell directly to retail customers.

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Liquor Group Holdings does not take possession of any products (and thereby does not maintain inventories) as they are transferred from manufacturers to the distributor directly. Our SLC operations utilize a series of master warehouses strategically located throughout the U.S. and Control State warehouses to store and ship products pending sales to customers. In some instances, product maintained in the master warehouses may be returned by customers of Liquor Group Holdings. The Division will generally grant credit memos provided the manufacturer will accept the returned product. Returns of product have been reported in the periods that the initial sale occurred, if significant.

Cash and Cash Equivalents - The Division does not maintain separate cash accounts as Liquor Group Holdings is responsible for maintenance of bank accounts for the entire organization.

Concentration of Credit Risk - Financial instruments that potentially subject the Division to credit risk consist principally of trade receivables. Trade receivables terms are generally 30 days. The Division performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Division monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

Income Taxes - The Division accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements' carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. At August 31, 2007 and 2006, no deferred income tax assets or liabilities existed.

No income tax receivables or payables have been recorded on the Division books and records as Liquor Group Holdings, LLC, is not a taxable entity. A limited liability corporation passes its earnings and losses to its members. However, for purposes of the Division financial statements, an income tax expense has been shown in the Statements of Operations.

Rent - The Division leases facilities and equipment using short term lease agreements with an affiliate. The Division is responsible for maintenance, taxes, and other operating costs. During the fiscal years ended 2007 and 2006, rent expense totaled $4,553 and $3,878, respectively.

Fair Value of Financial Instruments - The carrying values of accounts receivable, accounts payable, and other liabilities approximate their fair values due to the short maturity of these instruments.

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income - The items affecting comprehensive income are not material to the financial statements and, accordingly, are not presented herein.

Commissions to Affiliate - For fiscal years 2007 and 2006, commissions paid to an affiliate, Liquor Group Michigan, totaled $11,055 and $560, respectively.

Recent Accounting Pronouncements - In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is not expected to have a material impact on the Division's financial position, results of operations, or liquidity.

In September, 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS 157"). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. In developing this statement, the FASB considered the need for increased consistency and comparability in fair value measurements and for expanded disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to materially impact the Division's financial position, results of operations, or liquidity.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 ("SAB 108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a potential current year misstatement. Prior to SAB 108, companies might evaluate the materiality of financial statement misstatements using either the income statement or balance sheet approach, with the income statement approach focusing on new misstatements added in the current year, and the balance sheet approach focusing on the cumulative amount of misstatement present in a company's balance sheet. Misstatements that would be material under one approach could be viewed as immaterial under another approach, and not be corrected. SAB 108 now requires that

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

companies view financial statement misstatements as material if they are material according to either the income statement or balance sheet approach. Management has analyzed SAB 108 and determined that upon adoption it will have no impact on the Division's reported results of operations or financial conditions.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115 ("SFAS 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. The Division has not completed its evaluation of this statement; however, the initial assessment is that adoption will not materially impact its financial position, results of operations, or liquidity.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 requires enhanced disclosures about derivatives and hedging activities. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Division is currently assessing the extent, if any, of any additional required disclosures.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and the SEC. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to our financial statements.

NOTE 2 - MAJOR CUSTOMERS AND RELATED PARTIES

Individual accounts receivable balances at August 31, 2007 and 2006, in excess of 10% of total accounts receivable to affiliated and non-affiliated customers were as follows:

                              2007    % of Accounts      2006    % of Accounts
                             Amount   Receivable, Net   Amount   Receivable, Net
   Affiliated Customers
      Liquor Group Florida  $ 920,949       78%       $ 501,184        84%
   Non-affiliated Customers
      ABC Michigan          $ 197,279       17%      $   52,884         9%

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006

NOTE 2 - MAJOR CUSTOMERS AND RELATED PARTIES (Continued)

For fiscal year 2007, sales to affiliated customer, Liquor Group Florida, were approximately 54%, and for non-affiliated customer, ABC Michigan, approximately 32%. For fiscal year 2006, sales to affiliated customer, Liquor Group Florida, were approximately 80%, and for ABC Michigan, approximately 9%.

Accounts receivables from other affiliated customers were immaterial at August 31, 2007 and 2006.

At August 31, 2007, approximately 52% of the accounts payable were owed to affiliated companies with Happy Vodka Corporation representing approximately 45% of total accounts payable. At August 31, 2006, approximately 71% of the accounts payable were owed to affiliated companies with Happy Vodka Corporation representing approximately 69% of total accounts payable.

NOTE 3 - INCOME TAXES

The provision (benefit) for income taxes on income is summarized as follows:

                                             For the Years Ended August 31,
                                                     2007             2006
                                                     ----             ----
   Current:
      Federal                                    $   37,898      $   25,842
      State                                           6,487           4,423
                                               ------------    ------------
                                                     44,385          30,265
                                                -----------     -----------
   Deferred:
      Federal                                             -               -
      State                                               -               -
                                           ---------------- ---------------
                                                          -               -
                                           ---------------- ---------------

         Total income tax provision              $   44,385      $   30,265
                                                 ==========      ==========

The major elements contributing to the difference between the income tax benefit and the amount computed by applying the federal statutory tax rate of 34% to loss before income taxes are as follows:
                                             For the Years Ended August 31,
                                                     2007             2006
                                                     ----             ----

   Tax benefit at U.S. Statutory rates          $    40,104     $    27,346
   State income tax                                   4,281           2,919
                                               ------------    ------------

         Income tax provision                   $    44,385     $    30,265
                                                ===========     ===========

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006

NOTE 4 - NET DIVISION ASSETS

Since LGW was not a separate legal entity during the years ended August 31, 2007 and 2006, no stock ownership exists. The excess of assets over liabilities has been reported as net division assets. Accordingly, no earnings per share computations have been reported.


NOTE 5 - COMMITMENTS AND CONTINGENCIES

Contingencies - The Division is involved in various claims and legal proceedings of a nature considered normal to its business. The Division believes that the results of these claims will not have a material adverse effect on the Division's financial condition.

NOTE 6 - MERGER

On August 31, 2007, the Division ("Liquor Group Wholesale") was merged with and into North American Food and Beverage Corp. ("NAFB") in consideration for the issuance of the shares of North American's common and Series A Preferred stock. Each Series A preferred share may, at the option of the Holder, be converted into 45 shares of NAFB's common stock. Each Series A preferred share is entitled to 45 votes on any matter submitted to the shareholders of NAFB. Each Series A preferred share is entitled to an annual dividend of $1.00 per share, if such a dividend is authorized by NAFB's directors. NAFB's directors are not required to declare any dividends, and dividends not declared will not accumulate.

The Series A preferred shares may not be converted until September 1, 2008. Vigor Holding Company and C.J. Eiras, the largest holders of the Series A preferred shares, have agreed that between September 1, 2008 and August 31, 2012, they will convert not more than 10,000 preferred shares (or 20,000 shares in total) during each year. LGW will not register any shares of preferred stock, and it is not expected that a public market will ever develop for the Series A preferred shares. Upon conversion of the Series A preferred shares into common stock of LGW, those shares of common stock will be registered and subject to certain sale limitations under Rule 144 of the SEC.

On December 20, 2007, NAFB has changed its name to Liquor Group Wholesale, Inc. ("LGW").

The shares of common stock outstanding after the acquisition of Liquor Group Wholesale, and as of August 31, 2007, as well as the shares that may be issued upon the conversion of the Series A preferred stock and the exercise of outstanding warrants are shown below:

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006

NOTE 6 - MERGER (Continued)

   Shares outstanding prior to acquisition of Liquor Group
     Wholesale                                                      8,717,562

   Shares of common stock issued to the shareholders
     of Liquor Group Wholesale                                      2,000,000
   Shares issued to Class 4 creditors in settlement
     of their claims                                                  124,985
   Shares returned to treasury and cancelled                       (2,000,000)
   Shares issued to Arnold Rosen for his services in
     structuring the acquisition of Liquor Group Holdings             500,000
   Shares issued to Arnold Rosen in payment of amounts
     advanced to or on behalf of LGW                                   33,972
   Shares issued to unrelated third parties in payment of
     amounts owed by LGW prior to the acquisition of
     Liquor Group Holdings                                             63,038
   Shares sold to private investors at a price of $2.00 per share      65,000
                                                                   ----------
                                                                    9,504,557
   Shares that may be issued in the future:
       Shares issuable upon exercise of outstanding warrants        1,046,965(1)
       Potential number of shares issuable upon conversion
          of Series A preferred shares                             42,905,700(2)
                                                                   ----------
            Total potential outstanding shares at August 31, 2007  53,457,222
                                                                   ==========

(1) As part of its bankruptcy plan North American (now LGW) issued warrants to its shareholders. Each warrant entitles the holder to purchase one share of LGW's common stock at a price of $1.75 per share. The warrants expired on January 1, 2008, with 8,294 warrants exercised.

(2) Any shares of common stock issuable upon the conversion of the Series A preferred shares will be restricted securities and may, after August 31, 2008, be sold to a market-maker or in brokerage transactions, provided that the amount sold does not, during any three-month period, exceed 1% of LGW's outstanding common stock.

     The following table outlines, for the periods presented, the maximum increase in LGW's outstanding common shares upon the allowable conversion of the Series A preferred shares and the shares of LGW's common stock available for resale upon the conversion of the preferred shares. The numbers in the table assume there is no change in the control of LGW prior to September 30, 2012.

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006

NOTE 6 - MERGER (Continued)

            2008                                                      -0-
            2009                                               2,225,000
            2010                                                 900,000
            2011                                                 900,000
            2012                                                 900,000
                                                            ------------
                                                               4,925,000
            Shares issuable upon conversion of all remaining
            Series A Preferred shares                         37,980,700*
                                                              ----------

            Total                                             42,905,700
                                                              ==========

* This total is not the number of common shares that can be sold, but only the total number of shares allowed to be converted. There is a restriction that the amount of common shares allowed to be sold during any three-month period, cannot exceed 1% of LGW's outstanding common stock.

A summary of the merger-related activity recorded by North American (now LGW) as of August 31, 2007, follows:

   Accounts receivable contributed:
      Liquor Group Holdings, LLC ("LGH")                    $    146,176
      Liquor Group Wholesale - a division of LGH               1,182,598
                                                            ------------
                                                               1,328,774
                                                            ------------
   Less accounts payable assumed:
      LGH                                                         46,218
      Liquor Group Wholesale - a division of LGH                 974,125
                                                           -------------
                                                               1,020,343
                                                            ------------
   Net contributed assets                                        308,431
   Merger-related costs (1) charged against contributed assets   (26,226)
                                                            ------------
   Net increase in retained earnings                             282,205
   Merger-related costs (1) charged against additional
    paid-in capital                                             (129,993)
                                                            ------------
   Net increase in stockholders' equity                    $     152,212
                                                           =============

(1) Merger-related costs include approximately $25,000 of registration expenses and approximately $58,333 of costs for a private placement offering.

                     LIQUOR GROUP WHOLESALE - A DIVISION OF
                           LIQUOR GROUP HOLDINGS, LLC

                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED AUGUST 31, 2007 AND 2006

NOTE 7 - SUBSEQUENT EVENT

As part of its bankruptcy plan, North American (now LGW) issued 1,046,965 warrants to its shareholders. Each warrant entitled the holder to purchase one share of LGW's common stock at a price of $1.75 per share. Warrants totaling 8,294 common shares were exercised effective December 31, 2007, and the remaining unexercised warrants totaling 1,038,671 expired January 1, 2008.

                          LIQUOR GROUP WHOLESALE, INC.

                                 BALANCE SHEETS
                FEBRUARY 29, 2008 (UNAUDITED) AND AUGUST 31, 2007

                                                     February 29,     August 31,
                                                         2008            2007
                                                     -----------      ----------
ASSETS

    Cash and cash equivalents                        $   1,634        $ 130,000
    Accounts receivable                              1,427,433        1,328,774
    Prepaid assets                                       8,220                -
                                                    -----------     -----------
          Total current asssets                      1,437,287       1,458,774
                                                    -----------     ----------
          TOTAL ASSETS                              $1,437,287      $1,458,774
                                                    ===========     ==========

LIABILITIES

    Accounts payable                                $1,124,716      $1,050,187
    Accrued expenses                                         -          96,718
    Due to Internal Revenue Service                    149,621         143,061
    Notes payable, unsecured, without interest          78,900          78,900
                                                    -----------     ----------
          Total current liabilities                  1,353,237       1,368,866
                                                    -----------     ----------
COMMITMENTS AND CONTINGENCIES                                -               -
                                                    -----------     ----------
          TOTAL LIABILITIES                          1,353,237       1,368,866
                                                    -----------     ----------

STOCKHOLDERS' EQUITY
    Convertible preferred stock, Series A, $0.0001
     par value, 20,000,000 shares authorized, 953,460
     issued and outstanding                                 95             95
    Common stock, $0.0001 par value, 100,000,000
    shares authorized, issued and outstanding
     9,512,851 in 2008 and 9,504,557 in 2007               952            951
    Retained earnings                                   83,003         88,862
                                                    -----------     ----------
          Total stockholders' equity                    84,050         89,908
                                                    -----------     ----------
             TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY                   $1,437,287      $1,458,774
                                                    ===========     ==========


The accompanying notes are an integral part of these financial statements.

                          LIQUOR GROUP WHOLESALE, INC.

                            STATEMENTS OF OPERATIONS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)


                                                Three months ended             Six months ended
                                            February 29,   February 28,   February 29,  February 28,
                                                2008          2007           2008           2007
                                            ------------   -----------    -----------   -----------

SALES                                       $   104,953    $   151,134    $   332,525   $   395,239

COST OF SALES                                    93,479        132,808        262,041       351,394
                                            ------------   ------------   ------------  ------------
GROSS PROFIT                                     11,474         18,326         70,484        43,845
                                            ------------   ------------   ------------  ------------
EXPENSES

    Professional Fees                             7,680              -         14,947             -
    Licenses and fees                             1,144            780          9,434         1,455
    Insurance                                     4,110              -          8,220             -
    Interest expense                              3,317          3,032          6,560         5,997
    Rent                                          3,000            541          6,000         3,069
    Bank service charges                          3,401          4,084          3,836         6,695
    Telephone                                       240            563          2,382         1,254
    Postage, printing, and delivery                 982            104          1,620           353

    Other                                           665          3,446          1,523         9,824
                                            ------------   ------------   ------------  ------------
       Total operating expenses                  24,539         12,550         54,522        28,647
                                            ------------   ------------   ------------  ------------
INCOME (LOSS) BEFORE PROVISION
    FOR INCOME TAXES                            (13,065)         5,776         15,962        15,198
                                            ------------   ------------   ------------  ------------
PROVISION FOR INCOME TAXES                            -              -              -             -
                                            ------------   ------------   ------------  ------------
NET INCOME (LOSS)                           $   (13,065)   $     5,776    $    15,962   $    15,198
                                            ============   ============   ============  ============



The accompanying notes are an integral part of these financial statements.

                          LIQUOR GROUP WHOLESALE, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
             FOR THE SIX MONTHS ENDED FEBRUARY 29, 2008 (UNAUDITED)


                               Preferred Stock           Common Stock        Additional
                                 Convertible                Voting             Paid in     Retained   Stockholders'
                              Shares       Amount      Shares       Amount     Capital     Earnings       Equity
                              ------       ------      ------       ------   ----------    --------   -------------

Balance, August 31, 2007      953,460    $     95    9,504,557  $      951  $        -   $   88,862   $   89,908

 Net income for the period          -           -            -           -           -       29,027       29,027
                           ----------- -----------  ----------- ----------- -----------  -----------  -----------
Balance, November 30,
2007                          953,460          95    9,504,557         951           -      117,889      118,935

 Issuance of common
  stock for warrants
  exercised                         -           -        8,294           1      14,514            -       14,515

   Registration costs               -           -            -           -     (14,514)     (21,821)     (36,335)

   Net loss for the
   period                           -           -            -           -           -      (13,065)     (13,065)
                           ----------- -----------  ----------- ----------- -----------  -----------  -----------
Balance, February 29, 2008    953,460          95    9,512,851         952           -       83,003       84,050
                           =========== ===========  =========== =========== ===========  ===========  ===========







The accompanying notes are an integral part of these financial statements.

                          LIQUOR GROUP WHOLESALE, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)


                                              Three months ended           Six months ended
                                           February 29,  February 28,  February 29,  February 28,
                                               2008          2007          2008          2007
                                           ------------  ------------  ------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                        $ (13,065)     $  5,776     $  15,962     $  15,198
                                           ------------  ------------  ------------  ------------
   Adjustments to reconcile net income
   (loss) to net cash provided (used)
   by operating activities:
     Changes in assets and liabilities:
       Accounts receivable                    208,073       (68,861)      (98,659)     (214,752)
       Other assets                             4,110             -        (8,220)            -
       Accounts payable                      (166,891)       31,413        74,529       187,295
       Other liabilities                      (29,381)       29,131       (90,158)       12,238
                                           ------------  ------------  ------------  ------------
   Total adjustments                           15,911        (8,317)     (122,508)      (15,219)
                                           ------------  ------------  ------------  ------------
       Net cash provided (used) by
       operating activities                $    2,846    $   (2,541)   $ (106,546)   $      (21)
                                           ============  ============  ============  ============
CASH FLOWS FROM INVESTING ACTIVITIES
       Net cash provided by investing
       activities                                   -             -             -             -
                                           ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from common stock issued           14,515             -        14,515             -
   Registration costs charged against
    stockholders' equity                      (17,520)            -       (36,335)            -
                                           ------------  ------------  ------------  ------------
   Net cash used by financing activities       (3,005)            -       (21,820)            -
                                           ------------  ------------  ------------  ------------
NET DECREASE IN CASH AND
   CASH EQUIVALENTS                              (159)       (2,541)     (128,366)          (21)

CASH AND CASH EQUIVALENTS, BEGINNING            1,793         2,601       130,000            81
                                           ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, ENDING          $    1,634    $       60    $    1,634    $       60
                                           ============  ============  ============  ============



The accompanying notes are an integral part of these financial statements.

                          LIQUOR GROUP WHOLESALE, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed financial statements include the accounts of Liquor Group Wholesale, Inc. (the "Company" or "LGW"). The Company's primary business activity is wine and spirits wholesale distribution, and it operates in only one reportable industry segment. References to the Company or LGW throughout these condensed financial statements may be made using the first-person notations of "we," "our," and "us." The accounting and reporting policies of the Company conform with accounting principles generally accepted in the United States of America and to general practices within the wine and spirits wholesale distribution industry.

Our condensed financial statements for the three and six months ended February 29, 2008 and February 28, 2007, have not been audited and do not include information or footnotes necessary for a complete presentation of financial condition, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. In management's opinion, the accompanying condensed financial statements contain all adjustments, which are of a normal recurring nature, necessary for a fair presentation. Our results of operations for the interim periods are not necessarily indicative of the results that may be expected for an entire year. The accounting policies followed by us are set forth in the financial statements for the fiscal years ended August 31, 2007 and 2006 ("fiscal year 2007" and "fiscal year 2006"), and are incorporated herein by reference.

In January 2007, North American Food and Beverage Corp. ("North American") signed an agreement to acquire LGW in return for shares of North American's common and Series A preferred stock.

LGW is a Florida corporation, which was formed September 5, 2007, to take over the wholesale alcohol distribution operations of Liquor Group Holdings. Pursuant to an agreement between LGW and Liquor Group Holdings, LGW manages all wholesale operations and receives all net profits generated from the wholesale distribution of liquor to the customers of Liquor Group Holdings. Liquor Group Holdings was organized in Florida in 2002 and distributes alcohol products on behalf of manufacturers in 31 U.S. states.

The acquisition of LGW was contingent upon the following:

1. The return and cancellation of up to 2,000,000 shares of North American's common stock.

2. Persons holding Class 4 creditor claims arising from North American's bankruptcy filing of not less than $3,250,000 agreeing to waive any right they may have to any distributions contemplated by the Plan of Reorganization and accepting one share of North American's common stock in full settlement of each $24.50 owed to them by North American.

                          LIQUOR GROUP WHOLESALE, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

On August 31, 2007, North American met these contingencies and acquired Liquor Group Wholesale in consideration for the issuance of the shares of North American's common and Series A preferred stock (see Note 5). For financial reporting purposes, the merger has been accounted for as a recapitalization of LGW with LGW viewed as the accounting acquirer in what is commonly called a reverse acquisition.

On December 20, 2007, North American changed its name to Liquor Group Wholesale, Inc.

Comparative Financial Statements - For the three and six months ended February 28, 2007, the financial statements for North American and the wholesale wine and spirits distribution division of Liquor Group Holdings have been combined for the presentation of comparative financial statements. The pro forma adjustments for these periods are consistent with those found in this registration statement for the years ended August 31, 2008 and 2007.

Business Description and Activity - LGW manages wholesale operations and receives net profits generated from the wholesale distribution of liquor to its customers and affiliated companies of Liquor Group Holdings.

LGW's major markets are Florida and Michigan, and other states in which LGW has active sales efforts and/or licensed operations include: Alabama, Arkansas, California, Georgia, North Carolina, South Carolina, Virginia, West Virginia, Oklahoma, Texas, Oregon, Washington, Wisconsin, and Indiana. LGW has sales contracts for several products in distribution in other states making up the balance of the 31 markets.

The manufacturing, importation, distribution, and sale of alcohol-based beverages are subject to regulation by the Federal government through the Alcohol and Tobacco Tax and Trade Bureau ("TTB"), as well as by State and local regulatory agencies. Brand suppliers, distributors, and retailers must be properly licensed in order to sell alcohol-based beverages.

In most states, the alcohol-based beverage industry operates within what is commonly referred to as a three-tier system of distribution. The three tiers are identified as follows:

Tier one (1) is comprised of brand suppliers and manufacturers that produce alcohol-based beverages and/or importers of alcohol-based beverages, bringing products into the United States through U.S. Customs control.

Tier two (2) is comprised of State Level Clients ("SLC") distributors, other sub-distributors, and the Control States which in turn market the products through brokers.

Tier three (3) is comprised of licensees, both on and off premise customers, commonly referred to as retailers, which sell the products to the public consumers.

                          LIQUOR GROUP WHOLESALE, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Under this system, brand suppliers and manufacturers sell to distributors and/or Control States, distributors and/or Control States sell to licensees or state stores, and licensees or state stores sell to consumers. For the most part, brand suppliers may not sell to licensees or consumers, and distributors may not sell directly to consumers. All states prohibit brand suppliers or distributors from having an interest in retail licensees.

LGW is a Tier two (2) distributor. LGW holds out-of-state shipper permits that allow shipment of products from one state to a licensed distributor in any one of the other states or to any Control State. LGW's officers, directors, and principal owners must be qualified by the TTB and state regulatory agencies to hold licenses/permits as a wholesaler/importer.

The TTB grants authorization to operate alcohol and tobacco-related businesses under the Internal Revenue Code and the Federal Alcohol Administration Act. Any person wanting to operate a business governed by the IRC or the FAA must file an application with the TTB for a permit along with all necessary documents. The basic application for a permit consists of two pages and is filed with the TTB's offices in Cincinnati, Ohio. If the applicant is a corporation, the application must list the names, dates of birth, social security numbers, and resident addresses for all of the corporation's officers, directors, and 10% or more owners. Once the TTB has received a complete application, together with all supporting documents, a federal basic permit is normally issued within 60 days.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company has recorded a deferred tax asset of approximately $9.6 million at February 29, 2008, which is completely offset by a valuation allowance. Realization of the deferred tax asset is dependent on generating sufficient taxable income in the future. The amount of the deferred tax asset considered realizable could change in the near term if estimates of future taxable income are modified or as net operating loss carryforward periods expire.

Revenue Recognition - Revenue from product sales is recognized by LGW when title and risk of loss passes to the distributor, which generally occurs upon shipment from the manufacturing facilities or third party storage facilities. LGW's customers are SLC, which consist of licensed liquor distributors, and the 18 Control States. Most states require wine and spirits retailers to purchase alcohol-based beverages from licensed distributors. Brand suppliers in these states may not legally sell directly to retail customers.

                          LIQUOR GROUP WHOLESALE, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

LGW does not take possession of any products (and thereby does not maintain inventories) as they are transferred from manufacturers to the distributor directly. Our SLC operations utilize a series of master warehouses strategically located throughout the U.S. and Control State warehouses to store and ship products pending sales to customers. In some instances, product maintained in the master warehouses may be returned by customers of LGW. LGW will generally grant credit memos provided the manufacturer will accept the returned product. Returns of product have been reported in the periods that the initial sale occurred, if significant.

Cash and Cash Equivalents - For purposes of the statement of cash flows, LGW considers cash and highly liquid securities (consisting of a non-interest-bearing checking account) with an original maturity or redemption option of three months or less to be cash and cash equivalents.

During the three and six months ended February 29, 2008, the Company maintained cash and cash equivalents with a bank. Bank deposits are insured by the FDIC up to $100,000. LGW may, from time to time, maintain balances in excess of these insured limits.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. Trade receivables terms are generally 30 days. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

Income Taxes - The Company accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements' carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Rent - The Company leases facilities and equipment using short term lease agreements. The Company is responsible for maintenance, taxes, and other operating costs. During the three and six months ended February 29, 2008, rent expense totaled $3,000 and $6,000, respectively. During the three and six months ended February 28, 2007, rent expense totaled $541 and $3,069, respectively.

                          LIQUOR GROUP WHOLESALE, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Income (Loss) Per Share - During the three and six months ended February 29, 2008, the Company had average common shares outstanding totaling 9,510,117 and 9,507,337, respectively. Under the treasury method, the fully diluted common shares outstanding for the same periods totaled 52,415,817 and 52,413,037, respectively. For purposes of calculating fully diluted common shares outstanding, we assumed that all of the preferred stock would be converted as of August 31, 2007. The basic earnings per common share for both the three and six months ended February 29, 2008, was $(0.001) and $0.002, respectively. The fully diluted earnings per common share for the same periods totaled $-0-.

During the three and six months ended February 28, 2007, no meaningful earnings per share data exists for the combined financial statements of North American and the wholesale wine and spirits distribution division of Liquor Group Holdings.

Fair Value of Financial Instruments - The carrying values of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, notes payable, and other liabilities, approximate their fair values due to the short maturity of these instruments.

Comprehensive Income - The items affecting comprehensive income are not material to the financial statements and, accordingly, are not presented herein.

Commissions to Affiliate - For the three and six months ended February 29, 2008, commissions paid to an affiliate, Liquor Group Michigan, totaled $13,548 and $16,516, respectively.

Recent Accounting Pronouncements - In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is not expected to have a material impact on LGW's financial position, results of operations, or liquidity.

In September, 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS 157"). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other

                          LIQUOR GROUP WHOLESALE, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. In developing this statement, the FASB considered the need for increased consistency and comparability in fair value measurements and for expanded disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to materially impact LGW's financial position, results of operations, or liquidity.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 ("SAB 108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a potential current year misstatement. Prior to SAB 108, companies might evaluate the materiality of financial statement misstatements using either the income statement or balance sheet approach, with the income statement approach focusing on new misstatements added in the current year, and the balance sheet approach focusing on the cumulative amount of misstatement present in a company's balance sheet. Misstatements that would be material under one approach could be viewed as immaterial under another approach, and not be corrected. SAB 108 now requires that companies view financial statement misstatements as material if they are material according to either the income statement or balance sheet approach. Management has analyzed SAB 108 and determined that upon adoption it will have no impact on LGW's reported results of operations or financial conditions.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115 ("SFAS 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. LGW has not completed its evaluation of this statement; however, the initial assessment is that adoption will not materially impact its financial position, results of operations, or liquidity.

                          LIQUOR GROUP WHOLESALE, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 requires enhanced disclosures about derivatives and hedging activities. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. LGW is currently assessing the extent, if any, of any additional required disclosures.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and the SEC. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to our financial statements.


NOTE 2 - MAJOR CUSTOMERS AND RELATED PARTIES

Individual accounts receivable balances, in excess of 10% of total accounts receivable to affiliated and non-affiliated customers were as follows:


                                      February 29, 2008            August 31, 2007
                                             % of Accounts                % of Accounts
                                    Amount   Receivable, Net     Amount   Receivable, Net
                                    ------   ---------------     ------   ---------------
   Affiliated Customers
      Liquor Group Florida       $1,235,190          87%      $1,130,839         85%
   Non-affiliated Customers
      ABC Michigan               $  123,857           9%      $  161,662         12%


Accounts receivables from other affiliated companies were immaterial at February 29, 2008, and August 31, 2007.

For the three and six months ended February 29, 2008 and February 28, 2007, sales to major customers were as follows:

                            For the Three Months Ended  For the Six Months Ended
                                 2/29/08   2/28/07         2/29/08   2/28/07
                                 -------   -------         -------   -------
   Affiliated Customers
      Liquor Group Florida        54%       65%              48%       57%
   Non-affiliated Customers
      ABC Virginia                23%        6%              29%        6%
      ABC Michigan                17%       27%              15%       34%

                          LIQUOR GROUP WHOLESALE, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)

NOTE 2 - MAJOR CUSTOMERS AND RELATED PARTIES (Continued)

Approximately 37% and 34% of the accounts payable at February 29, 2008 and August 31, 2007, respectively, were owed to affiliated companies with Happy Vodka Corporation representing approximately 33% and 29%, respectively, of total accounts payable.

NOTE 3 - NOTES PAYABLE

The Company has notes payable totaling $78,900 at February 29, 2008, to certain related parties that were assumed in the merger with North American. The Company had been negotiating to convert this debt to common stock. However, the total amount outstanding is in dispute with the three creditors. Those creditors have demanded amounts totaling approximately $129,000 (including interest of approximately $26,000). The principal balance of $78,900 reflected in the Company records for these creditors was based on advances deposited into Company bank accounts, which totaled $78,900, excluding interest. Accordingly, the amounts in dispute total approximately $50,000, which includes disputed interest. In addition, three of the creditors have indicated that they do not plan to convert any of this debt to common stock.

NOTE 4 - INCOME TAXES

During the interim periods for the three and six months ended February 29, 2008 and February 28, 2007, LGW has utilized net operating losses from prior periods to offset current period provision for income taxes.

At February 29, 2008, the Company had deferred tax assets of $9.6 million, principally comprised of net operating losses. The deferred tax assets were offset by a valuation allowance in the same amount. Deferred tax assets, net of a valuation allowance, are recorded when management believes it is more likely than not that tax benefits will be realized. LGW has net operating loss carryforwards totaling approximately $25.8 million that begin expiring in 2014.

At February 29, 2008, the Company has an outstanding Federal Tax Lien of $128,762, plus accrued interest, for an estimated liability of $149,621. This obligation was assumed in the merger with North American. However, the Company has been negotiating a reduction in the remaining amount due.

NOTE 5 - STOCKHOLDERS' EQUITY

Preferred Stock - The Company is authorized to issue up to 20,000,000 shares of preferred stock. The Company's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by the Colorado Business Corporation Act, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to

                          LIQUOR GROUP WHOLESALE, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)

NOTE 5 - STOCKHOLDERS' EQUITY (Continued)

establish the terms of, and to issue, the preferred stock without shareholder approval, the Preferred Stock could be issued to defend against any attempted takeover of the Company.

In connection with the reverse acquisition of LGW, the Company issued 953,460 shares of its Series A preferred stock to the shareholders of Liquor Group Wholesale. Each Series A preferred share may, at the option of the Holder, be converted into 45 shares of LGW's common stock. Each Series A preferred share is entitled to 45 votes on any matter submitted to the shareholders of LGW. Each Series A preferred share is entitled to an annual dividend of $1.00 per share, if such a dividend is authorized by LGW's directors. LGW's directors are not required to declare any dividends, and dividends not declared will not accumulate.

The Series A preferred shares may not be converted until September 1, 2008. Vigor Holding Company and C.J. Eiras, the largest holders of the Series A preferred shares, have agreed that between September 1, 2008 and August 31, 2012, they will convert not more than 10,000 preferred shares (or 20,000 shares in total) during each year. LGW will not register any shares of preferred stock, and it is not expected that a public market will ever develop for the Series A preferred shares. Upon conversion of the Series A preferred shares into common stock of LGW, those shares of common stock will be registered and subject to certain sale limitations under Rule 144 of the SEC.

Arnold Rosen, a director of LGW, and William Smith, a former officer and director of LGW, have collectively agreed not to sell 1,208,932 shares of LGW's common stock prior to September 1, 2008.

Common Stock - The Company is authorized to issue 100,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There is no conversion, redemption, sinking fund, or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

                          LIQUOR GROUP WHOLESALE, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)

NOTE 5 - STOCKHOLDERS' EQUITY (Continued)

The following is a recap of the activity in common stock:

  Shares outstanding prior to acquisition of Liquor
   Group Wholesale                                                  8,717,562

  Shares of common stock issued to the shareholders of
   Liquor Group Wholesale                                           2,000,000
  Shares issued to Class 4 creditors in settlement of their
   claims                                                             124,985
  Shares returned to treasury and cancelled                         (2,000,000)
  Shares issued to Arnold Rosen for his services in structuring
   the acquisition of Liquor Group Holdings                           500,000
  Shares issued to Arnold Rosen in payment of amounts advanced to or
   on behalf of LGW                                                    33,972
  Shares issued to unrelated third parties in payment of amounts
   owed by LGW prior to the acquisition of Liquor Group Holdings       63,038
  Shares sold to private investors at a price of $2.00 per share       65,000
                                                                 -------------
                                                                    9,504,557
   Shares that may be issued in the future:
     Shares issuable upon exercise of outstanding warrants          1,046,965(1)
     Potential number of shares issuable upon conversion
      of Series A preferred shares                                 42,905,700(2)
                                                                 -------------

            Total potential outstanding shares at August 31, 2007   53,457,222
                                                                    ==========

(1) As part of its bankruptcy plan North American (now LGW) issued warrants to its shareholders. Each warrant entitles the holder to purchase one share of LGW's common stock at a price of $1.75 per share. The warrants expired on January 1, 2008, with 8,294 warrants exercised effective December 31, 2007. Proceeds of $14,515 were recorded during the second quarter of fiscal year 2008.

(2) Any shares of common stock issuable upon the conversion of the Series A preferred shares will be restricted securities and may, after August 31, 2008, be sold to a market-maker or in brokerage transactions, provided that the amount sold does not, during any three-month period, exceed 1% of LGW's outstanding common stock.

     The following table outlines, for the periods presented, the maximum increase in LGW's outstanding common shares upon the allowable conversion of the Series A preferred shares and the shares of LGW's common stock available for resale upon the conversion of the preferred shares. The numbers in the table assume there is no change in the control of LGW prior to September 30, 2012.

                          LIQUOR GROUP WHOLESALE, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2008
                        AND FEBRUARY 28, 2007 (UNAUDITED)

NOTE 5 - STOCKHOLDERS' EQUITY (Continued)

            Calendar Year
            2008                                             -0-
            2009                                      2,225,000
            2010                                        900,000
            2011                                        900,000
            2012                                        900,000
                                                   ------------
                                                      4,925,000

            Shares issuable upon conversion of
            all remaining
            Series A Preferred shares                37,980,700*
                                                     ----------
            Total                                    42,905,700
                                                     ==========

* This total is not the number of common shares that can be sold, but only the total number of shares allowed to be converted. There is a restriction that the amount of common shares allowed to be sold during any three-month period, cannot exceed 1% of LGW's outstanding common stock.


NOTE 6 - COMMITMENTS AND CONTINGENCIES

Contingencies - The Company is involved in various claims and legal proceedings of a nature considered normal to its business. The Company believes that the results of these claims will not have a material adverse effect on the Company's financial condition.

In connection with the confirmed Plan of Reorganization, various obligations including leases, employment agreements, options, and other commitments were discharged in bankruptcy. Additional obligations have been limited or otherwise canceled in connection with the LGW transaction.

The Company has attempted to contact all of its Class 4 debtors with the exchange offer discussed in Note 1. Substantially all of the debtors have agreed to the exchange of debt for Company stock; however, a number of the creditors have not responded or are out of business. The Company has estimated its maximum unsettled contingent claims at $250,000, all of which expired in January 2008. Based on the high probability that none of these claims will be presented, and if presented, the claims would be settled by issuing common stock; no liability has been recorded in the balance sheet for these claims at February 29, 2008.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The following tables present unaudited pro forma combined financial statements for North American Food and Beverage Corp. ("NAFB") and Liquor Group Wholesale - a division of Liquor Group Holdings, LLC ("LGW") that has been prepared to give you a better picture of the possible financial position of the combined company. In presenting the pro forma balance sheet information, we assumed that NAFB and LGW had been merged as of the balance sheet dates of August 31, 2007 and 2006. In presenting the pro forma income statement information, we assumed that NAFB and LGW had been merged as of the period beginning on September 1, 2005, and for each of the fiscal years ended August 31, 2007 and 2006. This information is known as "pro forma" information and has been prepared by combining certain selected historical information about NAFB and LGW together. This pro forma information has been prepared for illustrative purposes only. You should not rely on this information as being indicative of the financial results the combined company would have had if the merger had been completed as of the dates shown in the pro forma combined financial statements. This information should be read in conjunction with the respective financial statements of NAFB and LGW, and the respective related notes, included in this registration statement on pages F-1 through F-33.

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

The following pro forma adjustments are computed assuming the merger was consummated as of August 31, 2007:

1. Eliminate accounts receivable contributed in the merger by Liquor Group Wholesale - a division of Liquor Group Holdings, LLC ("LGW"), and included in accounts receivable of North American Food and Beverage Corp. ("NAFB") as the effective date of the merger was August 31, 2007.

2. Eliminate accounts payable assumed in the merger by NAFB from LGW, and included in accounts payable of NAFB as the effective date of the merger was August 31, 2007.

3. Eliminate other liabilities not assumed in the merger and retained by Liquor Group Holdings, LLC.

4. Eliminate net division assets of LGW included in the merger-related transactions recorded by NAFB as of the effective date of the merger.

5.   Eliminate accounts payable exchanged for common stock in the merger.

6. Eliminate obligations and claims under the bankruptcy plan pursuant to the merger.

7. Eliminate portion of retained deficit associated with the accounts payable and other obligations extinguished.

The following pro forma adjustments are computed assuming the merger was consummated as of September 1, 2005:

8. Eliminate income taxes allocated to LGW at 37.63% assuming NAFB net operating loss carryfowards were utilized to offset all of the income taxes. No adjustment to the pro forma balance sheets was considered necessary as no income tax payables were shown on the historical balance sheets of LGW under the assumption that such amounts would have been remitted to Liquor Group Holdings, LLC before the end of each reporting period.

                       PRO FORMA COMBINED BALANCE SHEET OF
                 NORTH AMERICAN FOOD AND BEVERAGE CORP. ("NAFB")
                   AND LIQUOR GROUP WHOLESALE - A DIVISION OF
                       LIQUOR GROUP HOLDINGS, LLC ("LGW")
                                   (Unaudited)


                                                As of August 31, 2007
                                 ----------------------------------------------
                                                          Pro Forma Adjustments             Pro Forma
                                                          ---------------------     See      Combined
                                 NAFB           LGW        Debit         Credit     Notes     Company
                                 ----           ---        -----         ------     -----   ---------
ASSETS
   Cash and cash equivalents  $  130,000   $       --    $       --   $       --            $  130,000
   Accounts receivable         1,328,774    1,182,598            --    1,182,598      1      1,328,774
                              -----------  -----------   -----------  -----------           -----------
    Total current assets       1,458,774    1,182,598            --    1,182,598             1,458,774
                              -----------  -----------   -----------  -----------           -----------
       TOTAL ASSETS            1,458,774   $1,182,598    $       --   $1,182,598            $1,458,774
                              ===========  ===========   ===========  ==========            ===========
LIABILITIES
   Accounts payable           $1,050,187   $  974,125    $  974,125   $        -      2     $1,050,187
   Class 4 debtors, claims
    in bankruptcy                      -            -             -            -                     -
   Due to Internal Revenue
    Service                      143,061            -             -            -               143,061
   Other liabilities              96,718        1,455         1,455            -      3         96,718
   Notes payable, unsecured,
    without  interest             78,900            -             -            -                78,900
                              -----------  -----------   -----------  -----------           -----------
    Total current liabilities  1,368,866      975,580       975,580            -             1,368,866
                              -----------  -----------   -----------  -----------           -----------
COMMITMENTS AND CONTINGENCIES          -            -             -            -                     -
                              -----------  -----------   -----------  -----------           -----------
       TOTAL LIABILITIES       1,368,866      975,580       975,580            -             1,368,866
                              -----------  -----------   -----------  -----------           -----------
STOCKHOLDERS' EQUITY
Convertible preferred stock,
 Series A, $0.0001 par value,
 2,000,000 shares authorized,
 issued and outstanding 953,460       95            -             -            -                    95
Common stock, $0.0001 par value,
 100,000,000 shares authorized,
 issued and outstanding 9,504,557    951            -             -            -      4            951
Retained earnings or net
   division assets                88,862      207,018       207,018            -                88,862
                              -----------  -----------   -----------  -----------           -----------

       Total stockholders'
        equity                    89,908      207,018       207,018            -                89,908
                              -----------  -----------   -----------  -----------           -----------
 TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY     $1,458,774   $1,182,598    $1,182,598   $        -            $1,458,774
                              ===========  ===========   ===========  ===========           ===========

                       PRO FORMA COMBINED BALANCE SHEET OF
                 NORTH AMERICAN FOOD AND BEVERAGE CORP. ("NAFB")
                   AND LIQUOR GROUP WHOLESALE - A DIVISION OF
                       LIQUOR GROUP HOLDINGS, LLC ("LGW")
                                   (Unaudited)


                                                As of August 31, 2007
                                 ----------------------------------------------
                                                          Pro Forma Adjustments             Pro Forma
                                                          ---------------------     See      Combined
                                 NAFB           LGW        Debit         Credit     Notes     Company
                                 ----           ---        -----         ------     -----   ---------
ASSETS

   Cash and cash equivalents  $       81   $        -    $        -   $        -            $       81
   Accounts receivable                 -      593,539             -            -               593,539
                              -----------  -----------   -----------  -----------           -----------
     Total current assets             81      593,539             -            -               593,620
                              -----------  -----------   -----------  -----------           -----------
      TOTAL ASSETS            $       81   $  593,539    $        -   $        -            $  593,620
                              ===========  ===========   ===========  ===========           ===========
LIABILITIES

   Accounts payable           $   59,694   $  458,527    $   29,850   $        -       5    $  488,371
   Class 4 debtors, claims
    in bankruptcy              3,500,000            -     3,500,000            -       6             -
   Due to Internal Revenue
    Service                      130,792            -             -            -               130,792
   Other liabilities                   -        1,455         1,455            -       3             -
   Notes payable, unsecured,
    without interest              88,765            -             -            -                88,765
                              -----------  -----------   -----------  -----------           -----------
    Total current liabilities  3,779,251      459,982     3,531,305            -               707,928
                              -----------  -----------   -----------  -----------           -----------
COMMITMENTS AND CONTINGENCIES          -            -             -            -                     -
                              -----------  -----------   -----------  -----------           -----------
       TOTAL LIABILITIES       3,779,251      459,982     3,531,305            -               707,928
                              -----------  -----------   -----------  -----------           -----------
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.0001 par value,
 100,000,000 shares authorized,
 8,717,562 issued and outstanding    872            -             -            -                   872
Additional paid in capital       434,099            -             -            -               434,099
Retained earnings or net
 division assets              (4,214,141)     133,557             -    3,531,305       7      (549,279)
                              -----------  -----------   -----------  -----------           -----------
  Total stockholders' equity  (3,779,170)     133,557             -    3,531,305              (114,308)
                              -----------  -----------   -----------  -----------           -----------
    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY    $       81   $  593,539    $3,531,305   $3,531,305            $  593,620
                              ===========  ===========   ===========  ===========           ===========


                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 NORTH AMERICAN FOOD AND BEVERAGE CORP. ("NAFB")
                   AND LIQUOR GROUP WHOLESALE - A DIVISION OF
                       LIQUOR GROUP HOLDINGS, LLC ("LGW")
                                   (Unaudited)


                                                As of August 31, 2007
                                 ----------------------------------------------
                                                          Pro Forma Adjustments             Pro Forma
                                                          ---------------------     See      Combined
                                 NAFB           LGW        Debit         Credit     Notes     Company
                                 ----           ---        -----         ------     -----   ---------

SALES                         $        -   $1,128,625    $        -   $        -            1,128,625

COST OF SALES                          -      961,489             -            -              961,489
                              -----------  -----------   -----------  -----------          -----------
GROSS PROFIT                           -      167,136             -            -              167,136
                              -----------  -----------   -----------  -----------          -----------
OPERATING EXPENSES
    Business development               -       20,126             -            -               20,126
    Bank charges                       -       12,642             -            -               12,642
    Interest expense              12,269            -             -            -               12,269
    Automobile and travel          2,949        4,106             -            -                7,055
    Rent                               -        4,553             -            -                4,553
    Telephone                        948        2,805             -            -                3,753
    Professional and
      consulting fees              2,226          292             -            -                2,518
    Licensing fees                     -        2,412             -            -                2,412
    Postage, printing,
     and delivery                    143          810             -            -                  953
    Office expense                    98          780             -            -                  878
    Other                            578          658             -            -                1,236
                              -----------  -----------   -----------  -----------          -----------
    Total operating expenses      19,211       49,184             -            -               68,395
                              -----------  -----------   -----------  -----------          -----------
INCOME (LOSS) BEFORE
 PROVISION FOR INCOME TAXES      (19,211)     117,952             -            -               98,741

PROVISION FOR INCOME TAXES             -       44,385             -       44,385        8           -
                              -----------  -----------   -----------  -----------          -----------
NET INCOME (LOSS)             $  (19,211)  $   73,567    $        -   $  (44,385)          $   98,741
                              ===========  ===========   ===========  ===========          ===========


                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 NORTH AMERICAN FOOD AND BEVERAGE CORP. ("NAFB")
                   AND LIQUOR GROUP WHOLESALE - A DIVISION OF
                       LIQUOR GROUP HOLDINGS, LLC ("LGW")
                                   (Unaudited)


                                                As of August 31, 2007
                                 ----------------------------------------------
                                                          Pro Forma Adjustments             Pro Forma
                                                          ---------------------     See      Combined
                                 NAFB           LGW        Debit         Credit     Notes     Company
                                 ----           ---        -----         ------     -----   ---------

SALES                         $        -   $  820,446    $        -   $        -           $  820,446

COST OF SALES                          -      710,187             -            -              710,187
                              -----------  -----------   -----------  -----------          -----------
GROSS PROFIT                           -      110,259             -            -              110,259
                              -----------  -----------   -----------  -----------          -----------
OPERATING EXPENSES
    Business development               -        4,603             -            -                4,603
    Bank charges                       -        4,624             -            -                4,624
    Interest expense              10,927          154             -            -               11,081
    Automobile and travel          2,737        5,834             -            -                8,571
    Rent                               -        3,878             -            -                3,878
    Telephone                      3,330        2,031             -            -                5,361
    Professional and
       consulting fees            14,265          874             -            -               15,139
    Licensing fees                     -        1,095             -            -                1,095
    Postage, printing,
     and delivery                    260        1,222             -            -                1,482
    Office expense                   836        4,524             -            -                5,360
    Other                            771          992             -            -                1,763
                              -----------  -----------   -----------  -----------          -----------
    Total operating expenses      33,126       29,831             -            -               62,957
                              -----------  -----------   -----------  -----------          -----------
INCOME (LOSS) BEFORE
   PROVISION FOR
   INCOME TAXES                  (33,126)      80,428             -            -               47,302

PROVISION FOR INCOME TAXES             -       30,265             -       30,265      8             -
                              -----------  -----------   -----------  -----------          -----------
NET INCOME (LOSS)             $  (33,126)  $   50,163    $        -   $  (30,265)          $   47,302
                              ===========  ===========   ===========  ===========          ===========


                                TABLE OF CONTENTS
                                                                          Page
PROSPECTUS SUMMARY ...............................................
RISK FACTORS .....................................................
USE OF PROCEEDS ..................................................
MARKET FOR COMMON STOCK ..........................................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION .......................................
BUSINESS..........................................................
MANAGEMENT .......................................................
PRINCIPAL SHAREHOLDERS............................................
SELLING SHAREHOLDERS..............................................
DESCRIPTION OF SECURITIES.........................................
LEGAL PROCEEDINGS ................................................
INDEMNIFICATION ..................................................
AVAILABLE INFORMATION.............................................
FINANCIAL STATEMENTS..............................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Security Devices. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

      Until __________, 2008 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

      The following table lists the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered. Although no expenses will be charged to the selling stockholders, it is estimated that the cost of registering the shares to be offered by the selling shareholders will be $2,000, which is included as part of the total costs of the offering shown below.

         SEC Filing Fee                                       $     158
         Blue Sky Fees and Expenses                                 500
         Printing Expenses                                          100
         Legal Fees and Expenses                                 30,000
         Accounting Fees and Expenses                            30,000
         Miscellaneous Expenses                                   4,242
                                                              ---------
                  TOTAL                                         $65,000
                                                              =========

         All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

     The Colorado Business Corporation Act provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest.

Item 15. Recent Sales of Unregistered Securities.

      The following lists all shares issued by the Company since July 31, 2003 which were not registered with the Securities and Exchange Commission.

Common Stock - Group A

Name                                 Shares
-----                                ------

Vigor Holding Co.                   500,000
C.J. Eiras                          500,000
Gray C. Solomon                     350,000
Lowell Newman                        50,000
Steven Dodge                         50,000
Jan P. Eiras                        350,000
Louis Maggio                         25,000
Steven Wang                          25,000
Louis Frezza                         25,000
Jerry L. Corwin                      25,025

Common Stock - Group B

Name                                 Shares
-----                                ------

Arnold Rosen                          8,840
Patrick Hennessy                        521
John K. Hart                            141
John T. Quayhackx                       361
Larkin Schmidt                        2,772
Mel Leiner                            2,701
James Graney                            124
Conrad Wagner                           999
Rene H. Caron                           878
Maria Molinsky                        2,270
Drew Carver                           2,424
Pete Tauscher                            93
Blue Pacific Flavors                  8,485
Kaufman & Rossin                      2,172
Elliott Zenkel                          908
William Flamank                         171
David E. Schlecht                    22,730
David E. Schlecht                    21,675
Kathleen Beale                          217
John Spencer                            303
Mike Mulrain                          2,506
Edward D. Shanahan                      841
Michael & Kim Scheft                  3,689
Robert G. Anderson                    4,062
Michael R. Patterson                 12,124
John Vallan                             828
John Banks                              109
Erich Steich                          2,558
Catalina Marketing
    Charitable Foundation             3,100
Jacob Henson                            710
Hannaford Brothers                      318
Brandon Luvie                         2,143
John Mullin                             649
Martin Volpe                          8,430
Raymond Nowack                        3,775
William W. Anderson                     408

Common Stock - Group C
----------------------



Name                         Date          Shares     Consideration
----                         ----          ------     -------------

Arnold Rosen                              500,000     Services rendered
Arnold Rosen                               33,972     Payment of debt in amount of $59,451
Steven N. Lippman                           6,738     Payment of debt in amount of $13,476
Howard Tescher                              1,436     Payment of debt in amount of $2,872
Jay Valinsky                                  692     Payment of debt in amount of $1,384
John A. Coniglio                            7,172     Payment of debt in amount of $14,344
Ronald Neiwirth                            39,000     Payment of debt in amount of $78,000
William R. Smith                            8,000     Payment of debt in amount of $14,500


Illene Klasfeld and Jon
  Klasfeld, Joint Trustees                 10,000     $ 20,000
Eliot J. Brody                             50,000     $100,000
Melvin Getlan                               5,000     $ 10,000

Preferred Stock - Group D
-------------------------

Name                                      Shares
----                                      ------

Vigor Holding Co.                        753,460 (1)
C.J. Eiras                               170,000
Gray C. Solomon                           10,000
Jan P. Eiras                              10,000
Lowell Newman                              5,000
Steven Dodge                               5,000

(1) Subsequent to August 31, 2007 Vigor Holding Co. assigned 7,777 Series A preferred shares to Arnold Rosen and 5,000 Series A preferred shares to Jerry L. Corwin.

Warrants Exercised - Group E

                                       Shares Issued Upon
Name                                  Exercise of Warrants
-----                                 --------------------

Maria Molinski                             7,334
Richard D. Carver                            834
Charles Schwab                               126

Group A. Shares were issued on August 31, 2007 in exchange  for shares of Liquor
         Group Wholesale, Inc., which was acquired by the Company on that same date. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares. The persons who acquired these shares were sophisticated investors. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

Group B. Shares were issued on August 31, 2007 in payment of outstanding
         Class 4 claims. The Class 4 claims were the general debtor class in the Company's Chapter 11 Plan of Reorganization. The Company relied upon the exemption provided by Section 3(a)(9) of the Securities Act of 1933 for the issuance of these shares.

Group C. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares. The persons who acquired these shares were sophisticated investors. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

Group D. Shares were issued on August 31, 2007 in exchange for shares of Liquor
         Group Wholesale, Inc., which was acquired by the Company on that same date. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares. The persons who acquired these shares were sophisticated investors. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

Group E. The Company's Plan of Reorganization, confirmed by the Federal Bankruptcy Court in July 2003, provided, among other things, for the following:

          o The reverse split of the Company's common stock that each outstanding share was converted into 1/15th of one share.

          o The issuance to each common shareholder one warrant for each share held after the reverse split.

       In December 2007 the three persons in Group E exercised their warrants and received shares of the Company's common stock. The issuance of these shares was exempt pursuant to U.S.C. 1145(a).

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed with this Registration Statement:

Exhibit
Number   Exhibit Name
-------  ------------

3.1      Articles of Incorporation, as amended                            (1)

3.2      Amendment to Articles of Incorporation                           (2)

3.3      Designation of Series A preferred stock                          (2)

3.4      Bylaws                                                           (2)

5        Opinion of Counsel

10.1     Agreement pertaining to the acquisition of Liquor
         Group Wholesale, Inc.                                            (2)

10.2     Agreement between Liquor Group Wholesale and Liquor
         Group Holdings, Inc.                                             (2)

10.3     Standard form of agreement with vendors                          (2)

10.4     Standard form of agreement with State Level Clients              (2)

10.5     Agreement  between Liquor Group  Holdings,  LLC and
         Liquor Group Florida, LLC                                        (2)

10.6     Agreement between Liquor Group Holdings, LLC and Urban
         Brands & Spirits, Inc.                                           (2)

10.7     Agreement between Liquor Group Holdings, LLC and Happy Vodka
         Corporation                                                      (2)

10.8     Agreement between Liquor Group Holdings, LLC and
         Liquor Group Michigan, LLC                                       (2)

23.1     Consent of Attorneys

23.2     Consent of Accountants

(1) Incorporated by reference, and as same exhibit number, from the Company's registration statement on Form SB-2 (Commission File No. 333-31188).
(2)  Previously filed.

Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i) If the registrant is relying on Rule 430B:

            (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
      (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
      (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary officering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser bye means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Jacksonville, Florida on the 16th day of June 2008.

                                    LIQUOR GROUP WHOLESALE, INC.


                                 By:     /s/ C.J. Eiras
                                         ----------------------------------
                                         C.J. Eiras, President

                                 By:     /s/ Jason Bandy
                                         ----------------------------------
                                         Jason Bandy, Principal Financial
                                         and Accounting Officer

      In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                    Date


/s/ C. J. Eiras                     Director             June 16, 2008
-------------------------
C.J. Eiras


/s/ Lowell Newman                   Director             June 16, 2008
-------------------------
Lowell Newman


/s/ Steven Dodge                    Director             June 16, 2008
-------------------------
Steven Dodge


                                    Director
-------------------------
Arnold Rosen


/s/ Jan Philippe Eiras              Director             June 16, 2008
-------------------------
Jan Philippe Eiras

                          LIQUOR GROUP WHOLESALE, INC.

                                    FORM S-1
                                 AMENDMENT NO. 2

                                    EXHIBITS